Exhibit 1.1

IMPORTANT NOTICE

IMPORTANT: You must read the following disclaimer before continuing. The following disclaimer applies to the attached Consent Solicitation Memorandum, whether received by e-mail or otherwise received as a result of electronic communication, and you are, therefore, advised to read this disclaimer page carefully before reading, accessing or making any other use of the attached document. In accessing the attached Consent Solicitation Memorandum, you agree to be bound by the following terms and conditions, including any modification to them from time to time, each time that you receive any information from Merrill Lynch International, Banco Santander Totta, S.A., and Banco Espírito Santo de Investimento S.A. as consent solicitation agents (the “Solicitation Agents”) or Lucid Issuer Services Limited as tabulation agent (the “Tabulation Agent”). Capitalised terms used but not otherwise defined in this disclaimer shall have the meanings given to them in the attached Consent Solicitation Memorandum.

You have been sent the attached Consent Solicitation Memorandum on the basis that you have confirmed to the Solicitation Agents or to the Tabulation Agent, being the sender of the attached Consent Solicitation Memorandum, that:

(a)	you are a holder or a beneficial owner of the €400,000,000 6.25 per cent. Notes due 2016 issued by PT Portugal, SGPS, S.A. (“PT Portugal”) and guaranteed by Oi S.A. (the “Guarantor” or “Oi”) under the Portugal Telecom International Finance B.V. (“PTIF”) and Portugal Telecom, SGPS, S.A. (“PT SGPS”) €7,500,000,000 Euro Medium Term Note Programme (the “Programme”) which are presently outstanding;

(b)	you are a person to whom it is lawful to send the attached Consent Solicitation Memorandum or to solicit your consent in the Consent Solicitation (as defined in the attached Consent Solicitation Memorandum) under applicable laws;

(c)	you consent to the delivery of the attached Consent Solicitation Memorandum by electronic transmission; and

(d)	you have understood and agree to the terms set forth herein.

Noteholders should inform themselves, and obtain proper professional advice, about any commissions and expenses (which may or not be subject to a floor) expected to be charged by their custodians and any relevant intermediary for their participation in the Consent Solicitation and/or receipt of the Consent Fee, and be aware that Noteholders will bear any such commissions and expenses, including in case the net amount payable to them under the Consent Fee is less than such commissions and expenses amount, and have no right of recourse (whether by way of reimbursement, indemnity or otherwise) against PT Portugal, the Guarantor, PTIF, the Solicitation Agents, the Trustee, the Paying Agents, the Tabulation Agent or any of their respective directors or employees, or any other person in respect of such commissions and expenses.

The attached Consent Solicitation Memorandum has been sent to you in an electronic form. The hard copy version of the Consent Solicitation Memorandum is in the same form as that sent to you in electronic form. However, you are advised that documents transmitted in electronic form may be altered or changed during the process of transmission and consequently none of PT Portugal, Oi, PTIF, the Solicitation Agents, the Tabulation Agent, the Paying Agents, the Trustee, any person who controls, or is a director, officer, employee or agent of, any of PT Portugal, Oi, PTIF, the Solicitation Agents, the Tabulation Agent, the Paying Agents or the Trustee or any affiliate of any such person accepts any liability or responsibility whatsoever in respect of any difference between the Consent Solicitation Memorandum distributed to you in electronic format and the hard copy version available to you on request from the Solicitation Agents or the Tabulation Agent.

This Consent Solicitation is made for the securities of a non-U.S. company. The Consent Solicitation is subject to disclosure requirements in Portugal and the United Kingdom that are different from those of the United States of America.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since PT Portugal and Oi are located in foreign countries, and some or all of their officers and directors are residents of foreign countries. You may not be able to sue a foreign company or its officers and directors in a foreign court for violations of U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

The distribution of the attached Consent Solicitation Memorandum in certain jurisdictions may be restricted by law and persons into whose possession this Consent Solicitation Memorandum comes are requested to inform themselves about, and to observe, any such restrictions. No action has been or will be taken in any jurisdiction in relation to the Consent Solicitation that would permit a public offering of securities.

Nothing in this electronic transmission constitutes an offer to buy or the solicitation of an offer to sell securities in any jurisdiction in which such offer or solicitation would be unlawful.

The materials relating to the attached Consent Solicitation Memorandum do not constitute, and may not be used in connection with, an offer or consent solicitation in any place where offers or consent solicitations are not permitted by law.

The attached Consent Solicitation Memorandum may only be communicated to persons in the United Kingdom in circumstances where section 21(1) of the Financial Services and Markets Act 2000 does not apply.

THE ATTACHED CONSENT SOLICITATION MEMORANDUM MAY NOT BE DOWNLOADED, FORWARDED OR DISTRIBUTED, IN WHOLE OR IN PART, TO ANY OTHER PERSON AND MAY NOT BE REPRODUCED IN ANY MANNER WHATSOEVER. ANY DOWNLOADING, FORWARDING, DISTRIBUTION OR REPRODUCTION OF THE ATTACHED CONSENT SOLICITATION MEMORANDUM, IN WHOLE OR IN PART, IS UNAUTHORISED. FAILURE TO COMPLY WITH THIS REQUIREMENT MAY RESULT IN A VIOLATION OF THE APPLICABLE LAWS AND REGULATIONS.

2

CONSENT SOLICITATION MEMORANDUM

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

Solicitation of consent by

PT PORTUGAL SGPS, S.A.

(incorporated with limited liability under the laws of the Portuguese Republic)

(“PT Portugal” or “Issuer”)

to the holders of its

€400,000,000 6.25 per cent. Notes due 2016

issued under the Portugal Telecom International Finance B.V. (“PTIF”) and Portugal Telecom, SGPS, S.A. (“PT SGPS”) Euro Medium Term Note Programme

(ISIN PTPTCYOM0008) (the “Notes”)

Guaranteed by Oi S.A.

(incorporated with limited liability under the laws of the Federative Republic of Brazil)

(“Oi” or “Guarantor”)

The Issuer and the Guarantor are soliciting holders of the Notes (the “Noteholders”) to consider and, if thought fit, approve the Proposal by Extraordinary Resolution pursuant to the Conditions, the Trust Deed and the Interbolsa Instrument (the “Consent Solicitation”). The Consent Solicitation is made on the terms and subject to the conditions contained in this consent solicitation memorandum (the “Consent Solicitation Memorandum”).

The Extraordinary Resolution to approve the Proposal will be considered and, if thought fit, passed, at the Meeting. The Meeting in respect of the Notes will start at 10.00 a.m. (Lisbon time) on 4 May 2015 at Avenida Fontes Pereira de Melo, no. 40, 1069-300 Lisbon, Portugal. A Notice convening the Meeting has been given to Noteholders in accordance with the Conditions, and as further described herein in “The Consent Solicitation”. The form of the Notice is set out in this Consent Solicitation Memorandum in “Annex A – Form of Notice and Extraordinary Resolution”.

The Proposal that the Issuer and the Guarantor are inviting Noteholders to approve will, if approved and implemented, modify the Conditions and the Trust Deed to reflect the substitution, in place of PT Portugal, of PTIF as issuer and principal obligor, and to grant to the Noteholders an option to redeem their Notes (an Investor Put), both of which are further described in the Supplemental Trust Deed, the Supplemental Agency Agreement and in the New Interbolsa Instrument (the “Proposal”). The Proposal also contains certain other amendments to the Trust Deed and the Conditions (see “Consent Solicitation — 3. Description of the Proposal”) which are set out in full in the Supplemental Trust Deed, the Supplemental Agency Agreement and the New Interbolsa Instrument, copies of which may be requested from the Tabulation Agent and which are also available for inspection at the office of the Tabulation Agent at the address stated on the back page of this Consent Solicitation Memorandum.

The timing for the implementation of the Proposal, if approved, is described in “The Consent Solicitation — 3. Description of the Proposal” and “Risk Factors and Other Considerations”.

Subject to the terms and conditions specified in this Consent Solicitation Memorandum, including the Payment Conditions being satisfied, Noteholders who have voted in favour of the Extraordinary Resolution by delivering or procuring the delivery of a Consent Instruction (which is not validly revoked) will be eligible to receive the Consent Fee.

The Consent Fee will be paid on the Payment Date and only if the Payment Conditions are satisfied as more fully described in “The Consent Solicitation —4. Consent Fee”. The Proposal in respect of the Notes may be implemented if the Extraordinary Resolution is approved.

THE VOTING DEADLINE, AS DEFINED BELOW, MAY BE EXTENDED OR AMENDED AT THE ABSOLUTE DISCRETION OF THE ISSUER AND/OR THE GUARANTOR.

Custodians, Affiliate Members, Registered Holders and Clearing Systems will have deadlines for receiving instructions prior to the Voting Deadline and Noteholders should contact the intermediary through which they hold their Notes as soon as possible to ensure proper and timely delivery of instructions.

Before making a decision with respect to the Consent Solicitation, Noteholders should carefully consider all of the information in this Consent Solicitation Memorandum and in particular the risk factors described in “Risk Factors and Other Considerations” on page 18.

Any question or request for information in relation to the Consent Solicitation should be directed to the Solicitation Agents at the telephone numbers or email addresses provided on the last page of this Consent Solicitation Memorandum. Requests for additional copies of this Consent Solicitation Memorandum or related documents and questions relating to the procedures for voting in respect of the Consent Solicitation should be directed to the Tabulation Agent at the relevant telephone number or email address provided on the last page of this Consent Solicitation Memorandum.

Solicitation Agents

BESI	BofA Merrill Lynch	Santander Global Banking & Markets

9 April 2015

IMPORTANT NOTICES

The Issuer and the Guarantor accept responsibility for the information contained in this Consent Solicitation Memorandum and confirm that, to the best of their knowledge (having taken all reasonable care to ensure that such is the case), the information contained in this Consent Solicitation Memorandum is in accordance with the facts and does not omit anything likely to affect the import of such information.

No person is authorised in connection with the Consent Solicitation to give any information or to make any representation not contained in this Consent Solicitation Memorandum and any information or representation not contained in this Consent Solicitation Memorandum must not be relied upon as having been authorised by the Issuer, the Guarantor, PTIF, the Solicitation Agents, the Trustee, the Paying Agents or the Tabulation Agent.

The Solicitation Agents, the Paying Agents and the Tabulation Agent are agents of the Issuer and the Guarantor and owe no duty to any of the Noteholders. This Consent Solicitation Memorandum is only issued to and directed at Noteholders for the purposes of considering the Extraordinary Resolution. No other person may rely upon its contents, and it should not be relied upon by Noteholders for any other purpose.

The delivery of this Consent Solicitation Memorandum shall not, under any circumstances, create any implication that there has been no change in the affairs of the Issuer, the Guarantor or PTIF since the date of this Consent Solicitation Memorandum or that the information in this Consent Solicitation Memorandum is correct as of any time subsequent to the date of this Consent Solicitation Memorandum.

This Consent Solicitation Memorandum contains important information which each Noteholder should read carefully before making a decision with respect to the Consent Solicitation. If you are in any doubt as to the action you should take, you are recommended to seek your own financial advice immediately from your stockbroker, bank manager, accountant or other appropriately authorised independent financial adviser in the relevant jurisdiction.

This Consent Solicitation is made for the securities of a non-U.S. company. The Consent Solicitation is subject to disclosure requirements in Portugal and the United Kingdom that are different from those of the United States of America.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the Issuer and the Guarantor are located in foreign countries, and some or all of their officers and directors are residents of foreign countries. You may not be able to sue a foreign company or its officers and directors in a foreign court for violations of U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

None of the Issuer, the Guarantor, PTIF, the Solicitation Agents, the Trustee, the Paying Agents or the Tabulation Agent, or any of their respective directors or employees, makes any recommendation whether Noteholders should approve the Proposal described in this Consent Solicitation Memorandum.

Each person receiving this Consent Solicitation Memorandum acknowledges that it has not relied on the Issuer, the Guarantor, PTIF, the Solicitation Agents, the Trustee, the Paying Agents or the Tabulation Agent in connection with its decision on how to vote in relation to the Extraordinary Resolution. Noteholders should consult with their own broker(s), financial adviser(s), legal counsel or other advisers regarding the tax, legal, regulatory, financial and other implications of the Consent Solicitation.

None of the Solicitation Agents nor the Trustee makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained in this Consent Solicitation Memorandum. Nothing contained in this Consent Solicitation Memorandum is, or shall be relied upon as, a promise or representation by the Solicitation Agents or the Trustee as to the past, present or future. The Issuer and the Guarantor have furnished the information contained in this Consent Solicitation Memorandum. None of the Solicitation Agents nor the Trustee has independently verified the information contained herein (financial, legal or otherwise) on behalf of the Noteholders nor do they assume any responsibility for the accuracy or completeness of any such information.

Capitalised terms used in this Consent Solicitation Memorandum shall have the means ascribed to them in “Definitions” below.

The distribution of this Consent Solicitation Memorandum in certain jurisdictions may be restricted by law. Persons into whose possession this Consent Solicitation Memorandum comes must inform themselves about and observe any such restrictions.

THIS CONSENT SOLICITATION MEMORANDUM HAS NOT BEEN FILED WITH, OR REVIEWED BY, ANY NATIONAL OR LOCAL SECURITIES COMMISSION OR REGULATORY AUTHORITY OF THE UNITED STATES OF AMERICA OR ANY OTHER JURISDICTION, NOR HAS ANY SUCH COMMISSION OR AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CONSENT SOLICITATION MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND MAY BE A CRIMINAL OFFENCE.

This Consent Solicitation Memorandum does not constitute an offer to buy or a solicitation of an offer to sell the Notes, and the Consent Solicitation will not apply to Noteholders in any jurisdiction in which such solicitation is unlawful. In those jurisdictions where the securities, blue sky or other laws require the Consent Solicitation to be made by a licensed broker or dealer and the relevant Solicitation Agent is such a licensed broker or dealer in such jurisdictions, the Consent Solicitation shall be deemed to be made on behalf of the Issuer and the Guarantor by such Solicitation Agent.

Noteholders can only participate in the Consent Solicitation in accordance with the procedures described in “The Consent Solicitation — 7. Procedures for Voting” and the Notice in Annex A. The provisions of this Consent Solicitation Memorandum are without prejudice to the right of a Noteholder to attend and vote at the Meeting, as set out in the Trust Deed and the Interbolsa Instrument.

Noteholders who do not vote or whose votes are deemed to be invalid or who vote against the Proposal will, if the Extraordinary Resolution is passed, become bound by the Proposal when implemented.

The Issuer and the Guarantor may, in their absolute discretion, extend, amend (other than the terms of the Extraordinary Resolution), waive any condition of, or terminate, the Consent Solicitation at any time (subject to the terms and conditions of this Consent Solicitation Memorandum). The Issuer and the Guarantor also reserve the right in their absolute discretion to withdraw any or all of the Proposal at any time before the Meeting (or any adjourned Meeting) or to, before the Completion of the PT Portugal Sale, refrain from entering into the Supplemental Trust Deed, the New Interbolsa Instrument or the Supplemental Agency Agreement even if the Extraordinary Resolution is passed. In the event that the Proposal is withdrawn the Meeting will still be held, but for the avoidance of doubt neither the Issuer nor the Guarantor will under English law be under any obligation to enter into the Supplemental Trust Deed, the New Interbolsa Instrument or the Supplemental Agency Agreement to give effect to the amendments contained in the Extraordinary Resolution.

All references in this Consent Solicitation Memorandum to:

(a)	a “Meeting” include, unless the context otherwise requires, any meeting held following any adjournment of such Meeting; and

(b)	“Noteholder” includes:

(i)	each person who is shown in the records of Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg” and together with Euroclear, the “Clearing Systems” and each a “Clearing System”) as a Noteholder;

(ii)	each person who is shown in the records of each Affiliate Member of Interbolsa as a Noteholder (the “Registered Holder” or “Registered Holders”) on the Record Date; and

(iii)	each beneficial owner of Notes holding such Notes, directly or indirectly, in accounts in the name of a Registered Holder acting on the beneficial owner’s behalf,

except that for the purposes of the payment of any Consent Fee, to the extent that the beneficial owner of the Notes is not a Registered Holder, such Consent Fee will only be paid to the relevant Registered Holder and the payment of the Consent Fee to such Registered Holder will satisfy the obligations of the Guarantor and/or PTIF in respect of the payment of the Consent Fee.

All references in this Consent Solicitation Memorandum to “€”, “Euro” and “euro” are to the currency introduced at the start of the third stage of European economic and monetary union, and as defined in Article 2 of Council Regulation (EC) No 974/98 of 3 May 1998 on the introduction of the euro, as amended.

IMPORTANT PROCEDURES FOR VOTING

Noteholders whose Notes are held on their behalf by a broker, dealer, bank, custodian, trust company or other trustee must contact and request such broker, dealer, bank, custodian, trust company or other trustee either to deliver or procure delivery on their behalf of the relevant Consent Instruction sufficiently in advance of the Voting Deadline in order for such Consent Instruction to be delivered in accordance with the procedures set out herein and in accordance with any deadlines they may set and in time for transmission to the Tabulation Agent or to the Chairman of the Meeting in each case prior to the Voting Deadline, as applicable (see “The Consent Solicitation — 7. Procedures for Voting” and the Notice in Annex A for further details).

The Notes are in dematerialised book-entry form and are registered in PT Portugal’s account with Interbolsa and in control accounts by Affiliate Members of Interbolsa and are held by the Registered Holders in individual securities accounts maintained by Affiliate Members of Interbolsa. Each Registered Holder, being the person shown in the records of each Affiliate Member, is entitled to exercise voting rights in respect of the Notes for which it is the Registered Holder. Each person falling in the definition of “Noteholder” above is entitled to receive this Consent Solicitation Memorandum, however beneficial owners of Notes who are not Registered Holders can only exercise the voting rights attached to the Notes in which they have a beneficial interest, through the relevant Registered Holder. The Registered Holder (if different from the relevant beneficial owner of the Notes) shall vote in accordance with the instructions given to it by the beneficial owners of the Notes.

Noteholders must contact their Registered Holder sufficiently in advance of the Voting Deadline in order to arrange for the delivery of Consent Instructions on their behalf.

A Noteholder may:

(i)	approve the Extraordinary Resolution by voting, or communicating its Consent Instruction by the Voting Deadline, in favour of such Extraordinary Resolution; or

(ii)	reject the Extraordinary Resolution by voting, or communicating its Consent Instruction by the Voting Deadline, against such Extraordinary Resolution; or

(iii)	register with the Chairman of the Meeting to attend the Meeting and vote in person or through a representative; or

(v)	abstain from attending or voting.

If the Payment Conditions are satisfied, Noteholders will be eligible to receive a Consent Fee only if they have voted in favour of the Extraordinary Resolution by delivering or procuring the delivery of a valid Consent Instruction (which is not validly revoked) as further described in “The Consent Solicitation — 4. Consent Fee”.

TABLE OF CONTENTS

Definitions	1
Indicative Solicitation Timetable	5
Background to the Proposal	7
The Consent Solicitation	10
Risk Factors and Other Considerations	18
Portugal Telecom International Finance B.V.	22
Tax Consequences	24
Solicitation Agents	25
Annex A Form of Notice and Extraordinary Resolution	26

DEFINITIONS

Affiliate Member	Each affiliate member of Interbolsa.

Business Day	A day (other than a Saturday or Sunday) on which banks are open for general business in Lisbon and São Paulo and which is a TARGET Day.

Chairman of the Meeting	The chairman of the Meeting of Noteholders.

Clearing Systems	Clearstream, Luxembourg and Euroclear.

Clearstream, Luxembourg	Clearstream Banking, société anonyme.

CMVM	Portuguese Securities Commission (Comissão do Mercado de Valores Mobiliários).

Completion of the PT Portugal Sale	The closing of the sale and purchase of the shares representing the entire share capital of PT Portugal.

Conditions	The terms and conditions of the Notes.

Consent Fee	The fee to be paid (subject to the Payment Conditions) by the Guarantor and/or PTIF to Noteholders who either deliver, or procure delivery on their behalf of, a valid Consent Instruction, in the manner described in “The Consent Solicitation — 7. Procedures for Voting” in favour of the Extraordinary Resolution which is received by the Tabulation Agent or the Chairman of the Meeting by the Voting Deadline (and not validly revoked), of 0.40 per cent. of the aggregate principal amount of Notes which are the subject of such Consent Instruction.

The Consent Fee will be paid on the Payment Date as described in “The Consent Solicitation —4. Consent Fee”. Each Financial Intermediary will be responsible for any withholding tax in accordance with the tax applicable to each Consenting Noteholder.

Consent Instruction	The voting instructions submitted by the Registered Holders either to the Tabulation Agent or to the Chairman of the Meeting in accordance with the procedures described in the Notice of the Meeting of Noteholders, stating that the vote(s) attributable to the Notes that are the subject of such voting instructions should be cast in a particular way in relation to the Extraordinary Resolution.

Consent Solicitation	The solicitation by the Issuer and the Guarantor of the Noteholders to consider and, if thought fit, approve the Proposal by Extraordinary Resolution pursuant to the Conditions, the Trust Deed and the Interbolsa Instrument, as set out in this Consent Solicitation Memorandum.

Consenting Noteholder	A Noteholder who votes in favour of the Extraordinary Resolution.

Declaration of Financial Intermediary	A declaration of the Financial Intermediary as defined in the Notice in respect of the Meeting of Noteholders.

Declaration of Participation	A declaration of participation as defined in the Notice in respect of the Meeting of Noteholders.

Euroclear	Euroclear Bank SA/NV.

Extraordinary Resolution	The extraordinary resolution relating to the Proposal to be proposed at the Meeting in respect of the Notes, as set out in the Notice.

Financial Intermediary	The Affiliate Member in whose individual securities account in Interbolsa a Registered Holder has Notes registered.

Guarantor	Oi S.A., a company organised under the laws of the Federative Republic of Brasil, whose registered office is at Rua Humberto de Campos, 425, Leblon Rio de Janeiro/ RJ, Brasil, 22.430-190.

Interbolsa	Interbolsa — Sociedade Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.

Interbolsa Instrument	The deed poll given by PT Portugal in favour of the Noteholders dated 19 March 2014.

Investor Put	The redemption option in favour of the Noteholders set out in the Extraordinary Resolution.

Issuer	PT Portugal, SGPS, S.A..

Meeting

The meeting of Noteholders convened by the Notice, to be held at the time specified in the Notice on 4 May 2015, to consider and, if thought fit, pass the Extraordinary Resolution in respect of the Proposal.

The Meeting in respect of the Notes will be held at the Issuer’s registered office at Avenida Fontes Pereira de Melo, no. 40, 1069-300 Lisbon, Portugal.

MEO	MEO, Serviços de Comunicações e Multimédia., S.A. (formerly “PT Comunicações, S.A.”), a company incorporated with limited liability under the laws of Portugal, whose registered head office is at Avenida Fontes Pereira de Melo, no. 40, 1069-300 Lisbon.

New Interbolsa Instrument	The new deed poll to be executed by PTIF as referred to in the Extraordinary Resolution in respect of the Notes.

Notes	The €400,000,000 6.25 per cent. Notes due 2016 issued by PT Portugal under the Programme (ISIN PTPTCYOM0008).

Notice	The notice dated 9 April 2015 convening the Meeting, in the form set out in “Annex A — Form of Notice and Extraordinary Resolution”.

Paying Agents	The Principal Paying Agent and Citibank International plc, Sucursal em Portugal.

Payment Conditions	The payment of the Consent Fee is subject to: (a) the approval of the Extraordinary Resolution by the Noteholders; (b) the execution and delivery of the Supplemental Trust Deed, the Supplemental Agency Agreement and the New Interbolsa Instrument, and (c) the Completion of the PT Portugal Sale.

Payment Date	The tenth Business Day after the date on which the Payment Conditions are satisfied.

Portuguese Securities Code	The Portuguese Securities Code, approved by Decree-Law no. 486/99, of 13 November 1999, as amended.

Principal Paying Agent	Citibank, N.A.

Professional Noteholder	Any Registered Holder who holds Notes in a professional capacity on behalf of clients.

Programme	The €7,500,000,000 Euro Medium Term Note Programme of Portugal Telecom International Finance B.V. and Portugal Telecom, SGPS, S.A.

Proposal	The modifications to the Conditions and the Trust Deed and the execution of the Supplemental Trust Deed, the New Interbolsa Instrument and the Supplemental Agency Agreement, as more fully set out in “The Consent Solicitation — 3. Description of the Proposal” below.

PTIF	Portugal Telecom International Finance B.V., a private company with limited liability incorporated under the laws of the Netherlands, having its corporate seat in Amsterdam, the Netherlands and whose registered office is at Naritaweg 165, 1043 BW Amsterdam.

PT Portugal	PT Portugal, SGPS, S.A., a company incorporated with limited liability under the laws of Portugal, whose registered head office is at Avenida Fontes Pereira de Melo, no. 40, 1069-300 Lisbon.

PT Portugal Sale	The sale process which led to the execution on 9 December 2014 of a Share Purchase Agreement among Oi, Altice Portugal S.A. (“Altice Portugal”) and Altice S.A. (the “Share Purchase Agreement”) pursuant to which the Guarantor has agreed to sell, and Altice Portugal has agreed to buy, all of the shares of PT Portugal.

PT Portugal Sale Announcement	The announcement of Completion of the PT Portugal Sale (the date of such completion “Sale Completion Date”), by the Guarantor to Altice Portugal S.A. which shall be made on the Sale Completion Date or the Business Day immediately following and disclosed on the website of the CMVM (www.cmvm.pt) and through any other means deemed appropriate by the Guarantor.

PT SGPS	Portugal Telecom, SGPS, S.A., a company incorporated with limited liability under the laws of Portugal, whose registered and head office is at Avenida Fontes Pereira de Melo, no. 40, 1069-300 Lisbon.

Put Period	The period from the date of the PT Portugal Sale Announcement to (and including) the twentieth Business Day following the Sale Completion Date.

Record Date	24 April 2015 (at 00:00 a.m. Lisbon time).

Registered Holder	Each person who is shown in the records of each Affiliate Member of Interbolsa as a Noteholder on the Record Date.

Revocation Deadline	5:00 p.m. (Lisbon time) on 28 April 2015.

Sale Completion Date	Has the meaning given to such term in the definition of PT Portugal Sale Announcement.

Solicitation Agents	Merrill Lynch International, Banco Santander Totta, S.A. and Banco Espírito Santo de Investimento S.A.

Supplemental Agency Agreement	The supplemental agency agreement referred to in the Extraordinary Resolution in respect of the Notes, which will be executed in order to amend the agency agreement dated 17 December 1998 between, inter alios, the Issuer, PT SGPS, PTIF, MEO and the Trustee, as amended and restated from time to time and most recently on 19 March 2014 and as further supplemented or amended and restated from time to time in respect of the Notes, if the Extraordinary Resolution is passed.

Supplemental Trust Deed	The supplemental trust deed referred to in the Extraordinary Resolution in respect of the Notes, which will be executed (together with the New Interbolsa Instrument) in order to implement the Proposal in respect of the Notes, if the Extraordinary Resolution is passed.

Tabulation Agent	Lucid Issuer Services Limited.

TARGET Day	A day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system, which uses a single shared platform and which was launched on 19 November 2007, is open for the settlement of payments in euro.

Trust Deed	The trust deed dated 17 December 1998 between the Issuer, PT SGPS, PTIF, MEO and the Trustee, as supplemented or amended and restated from time to time and most recently on 19 March 2014 and as further supplemented or amended and restated from time to time.

Trustee	Citicorp Trustee Company Limited, a company incorporated under the laws of England, whose registered office is at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB.

Voting Deadline	Is the deadline for Noteholders to deliver, or procure delivery on their behalf of, a valid Consent Instruction, in the manner described in “The Consent Solicitation — 7. Procedures for Voting”, no later than:

(a) 5:00 p.m. (Lisbon time) on 23 April 2015 for Noteholders voting by correspondence;

(b) 5:00 p.m. (Lisbon time) on 27 April 2015 for Noteholders voting by electronic means;

(c) 5:00 p.m. (Lisbon time) on 28 April 2015 for Noteholders voting through the Tabulation Agent.

Capitalised terms used but not otherwise defined in this Consent Solicitation Memorandum shall have the meanings given to them in the Conditions and/or the Trust Deed.

INDICATIVE SOLICITATION TIMETABLE

This timetable assumes that (i) the Meeting is quorate and (ii) new meetings are not convened in respect of the Notes. This timetable is subject to change and dates and times may be extended or changed by the Issuer and/or the Guarantor in accordance with the terms of the Consent Solicitation, as described in this Consent Solicitation Memorandum. Accordingly, the actual timetable may differ significantly from the timetable below.

Noteholders should note that additional deadlines apply in respect of the procedures for the submission of their Consent Instructions. These deadlines are set out in the Notice for the Meeting of the Noteholders in Annex A hereto.

Event	Date and Time

Announcement of Consent Solicitation and Proposal	9 April 2015.

Notice published as described in “The Consent Solicitation — 5. Notices”.

Record Date	00:00 a.m. (Lisbon time) on 24 April 2015.

Noteholders who, on the Record Date, hold at least one Note shall be entitled to participate and vote at the Meeting including by delivering a Consent Instruction as described herein.
Voting Deadline Deadline for Noteholders to deliver or procure delivery on their behalf to the Tabulation Agent or the Chairman of the Meeting of a Consent Instruction.	(a) 5:00 p.m. (Lisbon time) on 23 April 2015 for Noteholders voting by correspondence;
(b) 5:00 p.m. (Lisbon time) on 27 April 2015 for Noteholders voting by electronic means;
(c) 5:00 p.m. (Lisbon time) on 28 April 2015 for Noteholders voting through the Tabulation Agent;

Revocation Deadline	5:00 p.m. (Lisbon time) on 28 April 2015.

Latest time for Noteholders to deliver or procure delivery on their behalf to the Tabulation Agent or the Chairman of the Meeting a valid revocation instruction revoking previously submitted Consent Instructions.

Noteholders Meeting	10:00 a.m. (Lisbon time) on 4 May 2015.

Meeting takes place.

Announcement of the result of the Meeting	As soon as reasonably practicable after the Meeting has concluded

Adjourned Meeting (Indicative Timetable)	No less than 14 clear days after adjournment of Meeting, i.e. 19 May 2015.

First date which Adjourned Meeting may be held.

Announcement and publication of result of Adjourned Meeting	As soon as reasonably practicable after the Adjourned Meeting has concluded.
Announcement of the result of the Adjourned Meeting.

PT Portugal Sale Announcement	On the Sale Completion Date or the Business Day immediately following.

Payment Date

The date on which the Consent Fee will be paid if the Payment Conditions are satisfied	The tenth Business Day after the date on which the Payment Conditions are satisfied.

Investor instruction to exercise Investor Put

First date on which Noteholders may instruct relevant Affiliate Member of Interbolsa, with which it holds its Notes, to exercise Investor Put	Date of PT Portugal Sale Announcement

Deadline for Noteholders wishing to exercise the Investor Put, to instruct relevant Affiliate Member of Interbolsa in accordance with the PT Portugal Sale Announcement Settlement of Investor Put	The twentieth Business Day following the Completion of the PT Portugal Sale

The date on which the Issuer shall redeem such Note	The thirtieth Business Day following the Completion of the PT Portugal Sale

If the Meeting is adjourned, the relevant times and dates set out above will be modified accordingly and set out in the notice relating to such adjourned Meeting, which shall be published using the same means of publication as used for the Notice of the initial Meeting.

Noteholders should be aware that, in order to be eligible to receive the Consent Fee, their Consent Instructions must be submitted either (a) through means that allow the Tabulation Agent or the Chairman of the Meeting to receive their Consent Instructions by the Voting Deadline, which are: (i) voting through the Tabulation Agent; or (ii) voting by correspondence; or (iii) voting by electronic means; or (b) by attending and voting at the Meeting (in person or through a representative).

Noteholders are advised to check with any broker, dealer, bank, custodian, trust company or other trustee through which they hold Notes whether such broker, dealer, bank, custodian, trust company or other trustee would require receiving any notice or instructions prior to the deadlines set out above.

Unless stated otherwise, announcements will be made by the issue of a press release to a recognised financial news service or services (e.g. Reuters/Bloomberg) as elected by the Issuer or the Guarantor. Notices will be published using the methods set out in “The Consent Solicitation — 5. Notices” below.

Copies of all such announcements, notices and press releases can also be obtained from the Tabulation Agent, the contact details for which appear on the last page of this Consent Solicitation Memorandum. Significant delays may be experienced where notices are delivered to the Clearing Systems and Noteholders are urged to contact the Tabulation Agent for the relevant announcements during the course of the Consent Solicitation. In addition, Noteholders may contact the Solicitation Agents for information on the telephone numbers and email addresses on the last page of this Consent Solicitation Memorandum.

BACKGROUND TO THE PROPOSAL

The Consent Solicitation is seeking the consent of Noteholders in order to modify the Conditions and the Trust Deed for the substitution, in place of PT Portugal, of PTIF as issuer and principal obligor of the Notes, and to grant to the Noteholders an option to redeem their Notes (the “Investor Put”), both of which are further described below under “The Consent Solicitation – 3. Description of the Proposal” as well as in the Supplemental Trust Deed, in the Supplemental Agency Agreement and in the New Interbolsa Instrument.

Reasons for the Proposal

The Issuer currently has debt securities outstanding, comprised of the Notes issued under the Programme. PTIF has also issued other debt securities under the Programme. In March 2014, to facilitate a business combination of PT SGPS, Oi and Oi’s parent company, Telemar Participações S.A. (“TmarPart”), Noteholders approved certain changes to the Notes including the introduction of Oi as Guarantor of the Notes. These changes became effective in May 2014.

As part of the business combination, Oi acquired PT Portugal on 5 May 2014. Subsequent to the acquisition of PT Portugal, PT SGPS disclosed to the market that (1) PT Portugal had subscribed to €200 million principal amount of commercial paper of Rio Forte Investments S.A. (“Rio Forte”), that matured in July 2014, and (2) PTIF, which has been a wholly-owned subsidiary of PT Portugal at all times since 5 May 2014, had subscribed to €697 million principal amount of commercial paper of Rio Forte that matured in July 2014. On 15 and 17 July 2014, Rio Forte defaulted on the commercial paper held by PT Portugal and PTIF.

On 8 September 2014, Oi, TmarPart. PT SGPS, PT Portugal and PTIF entered into an Exchange Agreement (the “Exchange Agreement”), and a stock option agreement (the “Option Agreement”). Under the Exchange Agreement, PT Portugal and PTIF agreed to transfer the defaulted Rio Forte commercial paper to PT SGPS and PT SGPS agreed to deliver to PT Portugal and PTIF an aggregate of 47,434,872 Oi common shares and 94,869,744 Oi preferred shares, representing 16.9% of Oi’s outstanding share capital, including 17.1% of Oi’s outstanding voting capital (calculated prior to the exchange). The shareholders of PT SGPS approved the Exchange Agreement and the Option Agreement at an extraordinary shareholders meeting on 8 September 2014. On 24 March 2015, PT Portugal agreed to assign all of its rights and obligations under the Exchange Agreement and the Option Agreement to PTIF. On 26 March 2015, the shareholders of Oi approved the Exchange Agreement and the Option Agreement at an extraordinary shareholders meeting. On 27 March 2015, PT Portugal assigned all of its rights and obligations under the Rio Forte commercial paper that it owned to PTIF.

On 30 March 2015, the defaulted Rio Forte commercial paper was transferred by PTIF to PT SGPS in exchange for 47,434,872 Oi common shares and 94,869,744 Oi preferred shares. Under the Option Agreement, which became effective at the time of the exchange, PTIF has granted PT SGPS a six-year option to re-acquire the Oi shares transferred by PT SGPS at exercise prices of R$20.104 per Oi common share and R$18.529 per Oi preferred share, in each case as adjusted by the Interbank Certificate of Deposit (Certificado de Depósito Interbancário) rate plus 1.5% per annum, calculated pro rata temporis, from 31 March 2015 to the date the exercise price is paid. The number of Oi shares subject to this option will be reduced in each year during the term of the option. In this regard, it should be noted that on 31 March 2015, the parties entered into an amendment to the Option Agreement in order to allow PT SGPS to assign its call option to purchase Oi’s shares. In consideration for the foregoing, Oi will have a right of first refusal exercisable prior to any such assignment. The effectiveness of the amendment to the Option Agreement is subject to the approval at Oi’s General Shareholders’ Meeting at which holders of preferred shares will be entitled to vote, and approval by the Brazilian Securities Commission (Comissão de Valores Mobiliários, or the “CVM”), if applicable. Oi’s General Shareholders’ Meeting to deliberate on the amendment to the Option Agreement will be called on or prior to 31 August 2015 and held on or prior 30 September 2015.

Oi has been exploring alternatives to promote a potential consolidation in the Brazilian market which would enhance value for all shareholders.

In addition, as previously disclosed to the market, Oi has been implementing an operational cost rationalisation program with the goal of concentrating its investments in the opportunities that are able to generate the highest growth and maximise returns. In this context, Oi has returned its focus to its operations in the Brazilian market, as it offers significant growth opportunities in fixed broadband, Pay TV and mobile data. Oi has also engaged in the sale of non-strategic assets in an effort to reduce capital expenditure and maintenance costs related to these assets, increase its financial flexibility and obtain savings by entering into agreements with the purchasers to provide Oi the related services on favourable terms.

In light of the implementation of this program, Oi has re-evaluated its business strategy, and determined that it was in its best interest to dispose of PT Portugal in order to increase Oi’s financial flexibility. Consequently, Oi commenced a sale process which led to the execution on 9 December 2014 of a Share Purchase Agreement among Oi, Altice Portugal S.A. (“Altice Portugal”) and Altice S.A. (the “Share Purchase Agreement”) pursuant to which the Guarantor has agreed to sell, and Altice Portugal has agreed to buy, all of the shares of PT Portugal (the “PT Portugal Sale”). The closing under the Share Purchase Agreement is conditional on, among other things, (a) the completion of a corporate reorganisation to be implemented by Oi to delineate the operations to be transferred as well as to separate PT Portugal’s investments which will not be included in the sale (including PTIF), that Oi expects to complete as soon as practicable, (b) the release of PT Portugal from its obligations under the Notes and (c) obtaining the necessary competition and regulatory authorisations in accordance with applicable laws and regulations. Upon the completion of the corporate reorganisation to be implemented by Oi, PTIF will no longer be a subsidiary of PT Portugal, but will remain as a subsidiary of Oi. See “Portugal Telecom International Finance B.V.” for further details.

The Guarantor wishes to introduce certain changes to the Notes, including the introduction of PTIF (the issuer of all other outstanding securities under the Programme), as issuer and principal obligor of the Notes in place of PT Portugal in order to satisfy one of the above mentioned conditions of the Share Purchase Agreement. As an inducement for Noteholders that do not wish to maintain their investment in the Notes following the substitution of PTIF as the issuer and principal obligor of the Notes, the Guarantor also intends to grant to Noteholders the Investor Put, which is an option to redeem their Notes that Noteholders may exercise after the Completion of the PT Portugal Sale pursuant to the terms described in “The Consent Solicitation - 3. Description of the Proposal”.

The Proposal in respect of the Notes is conditional upon the Completion of the PT Portugal Sale. The maturity of the Notes may occur prior to the Completion of the PT Portugal Sale. See “The Consent Solicitation - 3. Description of the Proposal” for further details.

Financial Information of Oi and PT Portugal

Oi

The Guarantor is subject to the periodic reporting and other informational requirements under regulations of the CVM in Brazil and under the U.S. Securities Exchange Act of 1934. Accordingly, the Guarantor is required to file reports and other information, including financial statements, with the CVM and is required to file with or furnish to the U.S. Securities and Exchange Commission reports and other information, including annual reports on Form 20-F and reports on Form 6-K.

Noteholders may consult reports and other information that the Guarantor files with the CVM at the CVM’s offices located at Rua Sete de Setembro, 111, 2nd floor, Rio de Janeiro, RJ, Brazil and Rua Cincinato Braga, 340, 2nd, 3rd and 4th floors, São Paulo, SP, Brazil. The telephone numbers of the CVM in Rio de Janeiro and São Paulo are +55-21-3554-8686 and +55-11-2146-2000, respectively.

CVM maintains an internet website at: https://www.rad.cvm.gov.br/enetconsulta/frmGerenciaPaginaFRE.aspx?CodigoTipoInstituicao=1&NumeroSequencialDocumento=45350 from which Noteholders can electronically access Oi’s information filed with CVM.

Noteholders may consult reports and other information that the Guarantor files with or furnishes to the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549, United States of America. Copies of these materials may be obtained by mail from the SEC’s Public Reference Room at prescribed rates. The public may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC in the United States at 1-800-SEC-0330. In addition, the SEC maintains an internet website at www.sec.gov from which Noteholders can electronically access these materials.

Copies of the reports and other information that Oi files with or furnishes to the CVM or the SEC are available for inspection upon request at Oi’s headquarters at Rua do Lavradio, 71, 2 andar – Centro, CEP 20.230-070 Rio de Janeiro, RJ, Brazil. Oi’s filings are also available to the public through the internet at its website at www.oi.com.br/ir.

PT Portugal

PT Portugal, as a company which has debt securities admitted to trading on Euronext Lisbon, is subject to the periodic reporting and other informational requirements under the applicable laws in Portugal. Accordingly, PT Portugal is required to file reports and other information, including financial statements, with the CMVM.

CMVM maintains an internet website at www.cmvm.pt from which Noteholders can electronically access PT Portugal’s reports and other information.

Copies of the reports and other information that PT Portugal files with or furnishes to the CMVM are available for inspection upon request at PT Portugal’s headquarters at Avenida Fontes Pereira de Melo, no. 40, 1069-300 Lisbon, Portugal. PT Portugal’s filings are also available to the public through the internet at its website at www.ptportugal.pt.

THE CONSENT SOLICITATION

1.	General

On the terms and subject to the conditions contained in this Consent Solicitation Memorandum, the Issuer and the Guarantor are soliciting the approval of the Proposal by Noteholders by way of Extraordinary Resolution pursuant to the Conditions, the Trust Deed and the Interbolsa Instrument.

The failure of any person to receive a copy of this Consent Solicitation Memorandum or any notice issued by the Issuer or the Guarantor in connection with the Consent Solicitation shall not invalidate any aspect of the Consent Solicitation.

No acknowledgement of receipt of any Consent Instruction and/or other documents will be given by the Issuer, the Guarantor, PTIF, the Solicitation Agents or the Tabulation Agent.

2	Rationale for the Proposal

The Issuer and the Guarantor are seeking the consent of Noteholders to the Proposal in order to successfully reorganise the Issuer’s outstanding bond debt in advance of the PT Portugal Sale as more fully described in “Background to the Proposal-Reasons for the Proposal” above.

3.	Description of the Proposal

The Issuer and the Guarantor are inviting Noteholders to approve, by Extraordinary Resolution pursuant to the Conditions, the Trust Deed and the Interbolsa Instrument, modifications to the Conditions and the Trust Deed as follows and as further described in the Supplemental Trust Deed, the Supplemental Agency Agreement and in the New Interbolsa Instrument. These include (without limitation) the substitution, in place of PT Portugal, of PTIF as issuer and principal obligor of the Notes and the granting to the Noteholders of an option to redeem their Notes, which could be exercised, at the price, and in accordance with, the conditions, set out in the Extraordinary Resolution, and the waiver of any and all of the Events of Default and Potential Events of Default (as such terms are defined in the Trust Deed) that may be triggered by the PT Portugal Sale or any transaction executed as part of, or pursuant to, the PT Portugal Sale (the “Proposal”).

The Proposal includes all consequential amendments necessary to implement the above modifications, and also certain other amendments to the Conditions of the Notes including, inter alios, providing that:

•	the definition of “Relevant Subsidiary”, which is used in the cross acceleration condition (Condition 10(a)(iii)), will be determined by reference to the percentage of consolidated turnover of PTIF and its subsidiaries on a consolidated basis represented by a subsidiary of PTIF; and

•	the Conditions of the Notes be amended to state that Condition 7(d) (Redemption at the option of the Noteholders (Investor Put)) (as set out in the Trust Deed) shall apply to the Notes and the existing wording of such Condition as set out in the Trust Deed be deleted and replaced it in its entirety with the following:

“(d) Redemption at the option of the Noteholders (Investor Put)

On the date of completion of the sale (the “PT Portugal Sale”) of PT Portugal SGPS, S.A. by the Guarantor to Altice Portugal S.A. (the “Sale Completion Date”) or on the following Business Day, the Guarantor shall announce (the “PT Portugal Sale Announcement”) such completion (in the same, or substantially the same, form as the notice set out in Schedule 2 of the Agency Agreement), and the Issuer shall, at the option of the holder of any Note, redeem such Note, on the thirtieth Business Day following the Sale Completion Date (the “Put Settlement Date”). In order to exercise the right to require redemption of a Note under this Condition the relevant holder of any Note shall, at any time during the Put Period, instruct the authorised financial intermediary entitled to hold control accounts with Interbolsa (as “Affiliate Member”), with which it holds such Note, as detailed in the PT Portugal Sale

Announcement. Any Note redeemed pursuant to this Condition will be redeemed at the relevant redemption price (expressed as a percentage of the principal amount of the relevant Note) specified in the table below for the period within which the Sale Completion Date falls, together with interest accrued and unpaid to the Put Settlement Date:

Sale Completion Date	Redemption Price

Until 30 June 2015	103.975%
1 July 2015 – 30 September 2015	102.875%
1 October 2015 – 31 December 2015	102.125%
1 January 2016 – 31 March 2016	101.375%
1 April 2016 – 30 June 2016	100.625%
1 July 2016 until Notes maturity	100.00%

For these purposes, a “holder of any Note” means each person shown in the individual securities accounts held with an Affiliate Member of Interbolsa as having an interest in the Notes. Any beneficial owner of Notes not falling within this definition, and who intends the put option to be exercised on its behalf, shall ensure that the relevant procedures of Euroclear, Clearstream, Luxembourg, or any other intermediary, are complied with within the relevant timeframe required, so as to allow the above Interbolsa procedures to be complied with within the relevant these timeframe.

Noteholders who hold Notes through Euroclear, Clearstream Luxembourg or any other intermediary should note that their custodians will be informed of the PT Portugal Sale Announcement and a form of the put instruction will be made available to all such Noteholders who intend the put option to be exercised.

The put option set out above shall be exercisable at any time in accordance with this Condition from the date of the PT Portugal Sale Announcement to (and including) the twentieth Business Day following the Sale Completion Date (such period, the “Put Period”) only and shall be conditional on the holder of the Notes who wishes to exercise the put option making such instructions as set out herein and in the PT Portugal Sale Announcement.

In this Condition “Business Day” means a day on which commercial banks and foreign exchange markets settle payments in Lisbon and São Paulo and which is a TARGET Day.”.

The PT Portugal Sale Announcement when published shall require that a Noteholder shall instruct the relevant Affiliate Member of Interbolsa (i) that it elects to exercise the put option under Condition 7(d), (ii) to block the Notes in the Noteholder’s account for such purpose, (iii) to promptly inform the Portuguese Paying Agent of the amount of Notes subject to such put option, and (iv) to settle the put option on the Put Settlement Date through the real time settlement system of Interbolsa (known as the SLRT System) and in accordance with the applicable procedures.

All terms defined in the paragraphs above shall have the meanings given to them in the Conditions.

These amendments are set out in full in the Supplemental Trust Deed, the Supplemental Agency Agreement and the New Interbolsa Instrument, copies of which may be requested from the Tabulation Agent, and which are also available for inspection at the office of the Tabulation Agent at the address stated on the back page of this Consent Solicitation Memorandum and at the Company’s registered office at Avenida Fontes Pereira de Melo, no. 40, 1069-300 Lisbon, Portugal. The execution of the Supplemental Trust Deed, the Supplemental Agency Agreement and the New Interbolsa Instrument will take place after the Extraordinary Resolution has been passed; however, the effectiveness of the Supplemental Trust Deed, the Supplemental Agency Agreement and the New Interbolsa Instrument will be conditioned on the Completion of the PT Portugal Sale.

The Proposal in respect of the Notes is conditional upon the Completion of the PT Portugal Sale, and may be implemented if the Extraordinary Resolution is approved.

The Issuer and the Guarantor reserve the right in their absolute discretion to withdraw any or all of the Proposal or to refrain from, before the Completion of the PT Portugal Sale, entering into the Supplemental Trust Deed or the New Interbolsa Instrument even if the Extraordinary Resolution is passed, as more fully described in “— Extension, Amendment and Termination” below.

4.	Consent Fee

Subject to satisfaction of the Payment Conditions, Noteholders who either deliver, or procure delivery on their behalf of, a valid Consent Instruction, in the manner described in “The Consent Solicitation – 7. Procedures for Voting” in favour of the Extraordinary Resolution by the Voting Deadline (which is not validly revoked) will be eligible to receive the Consent Fee. If such Consent Instruction is received by the Tabulation Agent or the Chairman of the Meeting by the Voting Deadline, the relevant Noteholder will be eligible to receive the Consent Fee of 0.40 per cent. of the aggregate principal amount of Notes which are the subject of such Consent Instruction.

The Issuer and the Guarantor may reject Consent Instructions which they consider in their absolute discretion not to have been validly submitted in the Consent Solicitation and the Issuer and the Guarantor are under no obligation to the Noteholders to furnish any reason or justification for refusing to accept such Consent Instructions. For example, Consent Instructions may be rejected and not accepted if any such Consent Instructions do not comply with the requirements of a particular jurisdiction.

Consent Fee Payment

When the Payment Conditions are satisfied, the Issuer, or the Guarantor on its behalf, will disclose a notice on the website of CMVM (www.cmvm.pt) and through any other means they may deem appropriate, stating that the Payment Conditions have been satisfied and confirming the relevant date of payment, together with any other information which the Issuer or the Guarantor or the Solicitation Agents may deem appropriate to be disclosed in such context.

The payment of the Consent Fee will be made through Interbolsa to the Financial Intermediary affiliated with Interbolsa through which the eligible Notes are held. Each Financial Intermediary will receive the information on each Consenting Noteholder to which the Consent Fee should be paid from the Tabulation Agent. Each Financial Intermediary will be responsible for any withholding tax in accordance with the tax applicable to each Consenting Noteholder.

5.	Notices

Notices throughout the Consent Solicitation will be published on the CMVM’s website, Euronext Lisbon’s website and PT Portugal’s website www.ptportugal.pt and on the official publications website maintained by the Portuguese Ministry of Justice at www.publicacoes.mj.pt.

Such Notices will also be delivered to Euroclear and Clearstream, Luxembourg for communication to their respective accountholders, and may also be published on a relevant Reuters/Bloomberg page or in the Financial Times, or by any other means, at the discretion of the Issuer and/or the Guarantor and the Solicitation Agents.

6.	The Meeting

The Meeting in respect of the Notes will start at 10:00 a.m. (Lisbon time) on 4 May 2015 at PT Portugal’s registered office, located at Avenida Fontes Pereira de Melo, no.40, 1069-300 Lisbon, Portugal.

The quorum required for the initial Meeting of the Noteholders is one or more persons present having procured the submission of the Declaration of Financial Intermediary or being proxies or representatives and holding or representing in the aggregate more than 50 per cent. in nominal amount of the Notes for the time being outstanding (as defined in the Trust Deed). In the event that such quorum is not obtained at such initial Meeting, the Meeting will be adjourned to the date and place indicated in the Notice of the initial Meeting of the Noteholders. At any adjourned Meeting one or more persons present having procured the submission of the Declaration of Financial Intermediary or being proxies or representatives (whatever the nominal amount of the outstanding Notes held or represented by them) shall form a quorum. In the event that the required quorum is not obtained at such adjourned Meeting, the chairman may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than 14 clear days, and to such place as may be appointed by the chairman either at or subsequent to such adjourned meeting and approved by the Trustee.

The holding of any adjourned Meeting will be subject to the Issuer giving notice, in accordance with the Conditions and the provisions for meetings of Noteholders set out in the Interbolsa Instrument that such adjourned Meeting is to be held.

To be passed at the Meeting, any Extraordinary Resolution requires a majority of not less than three-fourths of the persons voting at the Meeting upon a show of hands, or if by poll, then by a majority consisting of not less than three-fourths of the votes cast on such poll. If passed, the Extraordinary Resolution shall be binding on all Noteholders, whether present or not at the Meeting at which it is passed and whether or not voting.

Noteholders should refer to the Notice for full details of the procedures in relation to the Meeting.

7.	Procedures for Voting

On or after the date of this Consent Solicitation Memorandum, a Noteholder may vote in relation to the Consent Solicitation by submitting a Consent Instruction in accordance with this section “— Procedures for Voting”. Consent Instructions must be delivered by the Registered Holder (a) by attending and voting at the Meeting, (b) by arranging to be represented at the Meeting in accordance with the requirements, procedures and deadlines set out in the Notice of the Meeting of Noteholders, (c) to the Tabulation Agent in electronic form through the website www.e-forms.lucid-is.com/ptportugal as described below, (d) to the Chairman of the meeting by correspondence or electronic means through the website www.ptportugal.pt in accordance with the requirements, procedures and deadlines set out in the Notice of the Meeting of Noteholders.

Registered Holders submitting Consent Instructions to the Tabulation Agent in electronic form through the website referred to under (c) above:

(i)	accept that the Chairman of the Meeting will act on their behalf for the exclusive purpose of casting votes on their behalf in favour of, or against, the Extraordinary Resolution at the Meeting and, by submitting their Consent Instructions, the Registered Holders acknowledge that the Chairman of the Meeting will act as their representative as so described and accordingly approve such action;

(ii)	can instruct the Chairman of the Meeting to abstain from voting;

(iii)	are not required to complete any hard-copy paperwork; and

(iv)	(other than Professional Noteholders) must use the platform to submit Consent Instructions in relation to their entire position and cannot send additional instructions by any other means.

Affiliate Members may submit instructions on behalf of their clients who are Registered Holders using the platform referenced in (c) above. Each Affiliate Member wishing to submit instructions on behalf of its clients should follow the below procedure:

(i)	register on the above website in order to obtain a username and a password;

(ii)	submit one electronic instruction per instruction type (vote in favour, vote against or abstain);

(iii)	send a spreadsheet containing the details of the votes cast through the website (a template spreadsheet will be available via email upon request to the Tabulation Agent),

provided that when registering on the above website, each relevant Affiliate Member will be deemed to agree, acknowledge, represent, warrant and undertake to the Issuer, the Guarantor, PTIF, the Solicitation Agents, the Trustee, the Paying Agents and the Tabulation Agent that:

(i)	it is acting upon written and duly given instructions of their relevant clients who are Registered Holders;

(ii)	it will promptly send a copy of any such instructions to the Chairman of the Meeting, if requested by the latter; and

(iii)	it is, and its relevant clients who are Registered Holders are, duly informed and agree and acknowledge that the Chairman of the Meeting may reject any votes relating to instructions so submitted by the Affiliate Member in respect of which copies of the relevant instructions has been requested by the Chairman of the Meeting and these have not been provided to him up to the deadline set for such purpose by the Chairman of the Meeting.

Consent Instructions must be received by the Tabulation Agent or the Chairman of the Meeting, as applicable, by the Voting Deadline (see “Indicative Solicitation Timetable”), taking into account the deadlines set by Clearing Systems and any intermediary or Registered Holder through which a Noteholder may hold Notes.

Noteholders may contact the Tabulation Agent via email or at its telephone number provided on the last page of this Consent Solicitation Memorandum if they require assistance or information in relation to the procedures for submitting Consent Instructions or Declarations of Participation or requesting forms of proxy.

Only Registered Holders may submit a Consent Instruction. If you are not a Registered Holder, you must arrange for the Registered Holder through which you hold the Notes to submit a Consent Instruction on your behalf to the Tabulation Agent or the Chairman of the Meeting (as applicable).

Noteholders that hold Notes in the name of a broker, dealer, bank, custodian, trust company or other trustee should contact such entity sufficiently in advance of the Voting Deadline if they wish to vote.

Noteholders are advised to check with any broker, dealer, bank, custodian, trust company or other trustee through which they hold Notes whether such broker, dealer, bank, custodian, trust company or other trustee would require receiving any notice or instructions prior to the deadlines set out in “Indicative Solicitation Timetable”.

Noteholders’ queries and/or requests for further information may be addressed to the Solicitation Agents and/or the Issuer. All questions as to the form of documents and validity, eligibility (including time of receipt) and acceptance of Consent Instructions will be determined by the Issuer and/or the Guarantor in their absolute discretion, and such determination will be final and binding. The Issuer and/or the Guarantor reserve the absolute right to reject any or all Consent Instructions which they determine are not in proper form or which may, upon the advice of the Issuer and/or the Guarantor’s legal counsel, be unlawful. The Issuer and the Guarantor also reserve the absolute right to waive any defect, irregularity or delay with regard to any of the Consent Instructions. The Issuer and the Guarantor also reserve the absolute right to waive any such defect, irregularity or delay as to particular Consent Instructions, whether or not the Issuer and/or the Guarantor elect to waive similar defects, irregularities or any delay in the case of other Consent Instructions. Any defect, irregularity or delay must be cured within such reasonable time as the Issuer and/or the Guarantor determine, unless waived by them. Consent Instructions in the Consent Solicitation will be deemed not to have been made until such defects, irregularities or delays have been cured or waived. None of the Issuer, the Guarantor, PTIF, the Solicitation Agents, the Trustee, the Paying Agents or the Tabulation Agent shall be under any duty to give notice to Noteholders of any defects, irregularities or delays in any Consent Instructions, nor shall any of them incur any liability for failure to give such notice.

Restrictions on Transfer and Revocation

The Notes will not be subject to blocking, and accordingly may be transferred even after a Consent Instruction has been submitted. However, only the Registered Holders, being those persons shown in the records of each Affiliate Member on the Record Date, shall be entitled to participate and vote at the Meeting. The right to participate and to vote at the Meeting is not affected by any transfer of Notes after the Record Date, nor dependent on such Notes being blocked between the Record Date and the date of the Meeting. Registered Holders, who have procured the submission of a Declaration of Financial Intermediary, undertake to give notice immediately to the Chairman of the Meeting and the CMVM if they transfer any of the Notes which are the subject of such Declaration of Financial Intermediary between the Record Date and the conclusion of the Meeting (including any such adjourned Meeting).

Voting in the Consent Solicitation by a Noteholder, or the relevant Registered Holder on its behalf, may be revoked by that Noteholder, or the relevant Registered Holder on its behalf, before the Revocation Deadline by submitting valid revocation instructions to the Tabulation Agent or to the Chairman of the Meeting. To be valid, such revocation instruction must specify the Notes to which the original Consent Instruction related, the securities account in which such Notes are credited and any other information required by the Tabulation Agent or the Chairman of the Meeting.

Acknowledgements, Agreements, Representations, Warranties and Undertakings

By submitting a valid Consent Instruction to the Tabulation Agent or the Chairman of the Meeting, the relevant Noteholder and any Registered Holder submitting such Consent Instruction on such Noteholder’s behalf shall be deemed to agree, acknowledge, represent, warrant and undertake to the Issuer, the Guarantor, PTIF, the Solicitation Agents, the Trustee, the Paying Agents and the Tabulation Agent the following on the Voting Deadline, the date of the Meeting, and the Payment Date (if the Noteholder, the Registered Holder is unable to give these acknowledgements, agreements, representations, warranties and undertakings, such Noteholder or Registered Holder should contact the Solicitation Agents immediately):

(a)	it has received and reviewed and accepts the terms, conditions, risk factors and other considerations of the Consent Solicitation and the Extraordinary Resolution, all as described in this Consent Solicitation Memorandum;

(b)	it accepts that the Chairman of the Meeting will act on its behalf for the exclusive purpose of casting votes on its behalf in favour of, or against, the Extraordinary Resolution at the Meeting and, by submitting its Consent Instruction, it acknowledges that the Chairman of the Meeting will act as its representative as so described and accordingly approves such action;

(c)	all authority conferred or agreed to be conferred pursuant to these acknowledgements, agreements, representations, warranties and undertakings, and all of its obligations thereunder, shall be binding upon its successors, assigns, heirs, executors, trustees in bankruptcy and legal representatives, and shall not be affected by, and shall survive, its death or incapacity;

(d)	no information has been provided to it by the Issuer, the Guarantor, PTIF, the Solicitation Agents, the Trustee, the Paying Agents or the Tabulation Agent, or any of their respective directors or employees, with regard to the financial, legal or tax consequences for Noteholders arising from the Consent Solicitation and the receipt of the Consent Fee, and it acknowledges that it is solely liable for any taxes and similar or related payments imposed on it under the laws of any applicable jurisdiction as a result of the Consent Solicitation and agrees that it will not and does not have any right of recourse (whether by way of reimbursement, indemnity or otherwise) against the Issuer, the Guarantor, PTIF, the Solicitation Agents, the Trustee, the Paying Agents, the Tabulation Agent or any of their respective directors or employees, or any other person in respect of such taxes and payments;

(e)	it has fully informed itself, and obtained proper professional advice, about any commissions and expenses (which may or not be subject to a floor) expected to be charged by its custodians and any relevant intermediary for its participation in the Consent Solicitation and/or receipt of the Consent Fee, and it acknowledges that it will fully bear any such commissions and expenses, including in case the net amount payable to it under the Consent Fee is less than such commissions and expenses amount, and agrees that it will not and does not have any right of recourse (whether by way of reimbursement, indemnity or otherwise) against the Issuer, the Guarantor, PTIF, the Solicitation Agents, the Trustee, the Paying Agents, the Tabulation Agent or any of their respective directors or employees, or any other person in respect of such commissions and expenses;

(f)	it is not a person to whom it is unlawful to make the Proposal pursuant to the Consent Solicitation under applicable securities laws; and

(g)	as of the Record Date, it holds the Notes in respect of which (i) the relevant Declaration of Financial Intermediary has been submitted, and (ii) the relevant Consent Instruction has been delivered to the Tabulation Agent or the Chairman of the Meeting, as applicable, and undertakes to immediately give notice to the Chairman of the Meeting and the CMVM if it transfers any such Notes between the Record Date and the conclusion of the Meeting (or, if applicable, any such adjourned Meeting).

Validity of Consent Instructions for adjourned meetings

Except as otherwise expressly set forth in a notice referring to an adjourned meeting, any Consent Instruction received by the Tabulation Agent or the Chairman of the Meeting before the Voting Deadline (and which has not been revoked) will remain valid for any adjourned meeting and Noteholders will not be required to deliver, or procure delivery on their behalf, of another valid Consent Instruction for the purposes of any adjourned meeting, the same applying to votes validly cast in the earlier meeting through other admissible means.

Irrevocability

For the avoidance of doubt, the submission of a valid Consent Instruction in accordance with the procedures described above will be irrevocable unless validly revoked before the Revocation Deadline.

8.	Extension, Amendment and Termination

Notwithstanding any other provision of the Consent Solicitation, the Issuer and/or the Guarantor may, subject to applicable laws, at their option:

(a)	amend the Consent Solicitation (other than the terms of the Extraordinary Resolution) in any respect; or

(b)	amend or modify drafts of the Supplemental Trust Deed, the New Interbolsa Instrument or the Supplemental Agency Agreement.

No material amendment may be made later than 10:00 a.m. (Lisbon time) on the second Business Day before the Revocation Deadline.

If any such amendment as is referred to in (b) above is made which, in the Issuer’s and/or the Guarantor’s opinion (in consultation with the Solicitation Agents and the Trustee), is materially prejudicial to the interests of the Noteholders, the Extraordinary Resolution will not be presented to the Meeting and a new meeting may be convened by the Issuer and/or the Guarantor to consider a new extraordinary resolution which incorporates those amendments.

The Issuer and/or the Guarantor will ensure that Noteholders are notified of any such amendment or extension as soon as is reasonably practicable thereafter (and in any event not later than 10:00 a.m. (Lisbon time) on the second Business Day before the Revocation Deadline) by giving notice using the methods set out in “The Consent Solicitation — 5. Notices” above.

The Issuer and/or the Guarantor also reserve the right to waive any or all of the conditions of the Consent Solicitation as set out in this Consent Solicitation Memorandum subject as set out above.

The Issuer and/or the Guarantor reserve the right, at their absolute discretion, to withdraw any or all of the Proposal at any time before the Meeting (or any adjourned Meeting) or to refrain from, before the Completion of the PT Portugal Sale, entering into the Supplemental Trust Deed, the New Interbolsa Instrument or the Supplemental Agency Agreement even if the Extraordinary Resolution is passed. In the event that the Proposal is withdrawn, the Meeting will still be held, but the Issuer and the

Guarantor will be under no obligation to enter into the Supplemental Trust Deed, the New Interbolsa Instrument or the Supplemental Agency Agreement to give effect to the amendments contained in the Extraordinary Resolution.

The Issuer and the Guarantor also reserve the right, at their absolute discretion at any time prior to the Voting Deadline, to terminate the Consent Solicitation.

9.	Governing Law and Forum

Except as provided below, the Consent Solicitation, this Consent Solicitation Memorandum and all contracts resulting therefrom and any non-contractual obligation arising out of or in connection with any of them, shall be governed by, and construed in accordance with, the laws of England. Any Declaration of Participation, Declaration of Financial Intermediary, any Consent Instruction, any form of proxy issued, in each case in respect of the Notes, and all contracts resulting therefrom and any non-contractual obligation arising out of or in connection with any of them, shall be governed by, and construed in accordance with, the laws of Portugal. Submission by, or on behalf of, a Noteholder of a Consent Instruction constitutes his or her submission, in relation to all matters arising out of or in connection with the Consent Solicitation, this Consent Solicitation Memorandum, any Consent Instruction and all contracts resulting therefrom and any non-contractual obligation arising out of or in connection with any of them, to the exclusive jurisdiction of the courts of England.

RISK FACTORS AND OTHER CONSIDERATIONS

Before making a decision with respect to the Consent Solicitation, Noteholders should carefully consider, in addition to the other information contained in this Consent Solicitation Memorandum, the following matters.

A. Risks and other Considerations Related to the Proposal

All Noteholders are bound by the Extraordinary Resolution.

If the Extraordinary Resolution is passed and if the Proposal is implemented, all Noteholders will be bound by the Proposal, including those that were absent, voted against or abstained from voting on the Proposal.

Implementation of the Proposal.

The Proposal will be implemented by the Supplemental Trust Deed, the New Interbolsa Instrument and the Supplemental Agency Agreement. The execution of the Supplemental Trust Deed, the Supplemental Agency Agreement and the New Interbolsa Instrument will take place after the Extraordinary Resolution has been passed, although the terms of the Supplemental Trust Deed, the New Interbolsa Instrument and the Supplemental Agency Agreement remain conditional on, and will not take effect until, the Completion of the PT Portugal Sale.

No assurance that the Proposal will be implemented.

The implementation of the Proposal is conditional on the passing of the Extraordinary Resolution and the Completion of the PT Portugal Sale. Accordingly no assurance is given that the Proposal in respect of the Notes will be implemented.

Furthermore, the Issuer and the Guarantor reserve the right in their absolute discretion to, before the Completion of the PT Portugal Sale, withdraw any or all of the Proposal or to refrain from entering into the Supplemental Trust Deed and the New Interbolsa Instrument or the Supplemental Agency Agreement, even if the Extraordinary Resolution is passed.

The implementation of the Proposal may be subject to significant delay.

The timings for the fulfilment of the conditions to the PT Portugal Sale are uncertain and depend on the obtaining of competition and regulatory authorisations. As the implementation of the Proposal will not occur prior to the fulfilment of said conditions, such implementation may suffer significant delay after the date on which the Extraordinary Resolution is passed (if such is the case). Any such delay shall not invalidate such Extraordinary Resolution or impair the Issuer’s ability to implement the Proposal once such conditions have been satisfied.

Notes held through the Clearing Systems.

In relation to the delivery or revocation of electronic voting instructions or obtaining forms of proxy or otherwise making arrangements for the giving of voting instructions, in each case through the Clearing Systems, Noteholders holding Notes in Euroclear or Clearstream, Luxembourg should note the particular practice and policy of the relevant Clearing System, including any earlier deadlines set by such Clearing System. Noteholders holding Notes through the Clearing Systems should also be aware that the Clearing Systems will block any Notes in respect of a Consent Instruction until the Record Date, to ensure that each Noteholder who has provided a Consent Instruction (prior to the Voting Deadline) is still holding the relevant Notes as at the Record Date.

Voting in respect of the Consent Solicitation.

A Noteholder should either deliver or procure delivery on its behalf of a valid Consent Instruction in respect of the Extraordinary Resolution to the Tabulation Agent or to the Chairman of the Meeting before the Voting Deadline in accordance with the terms of this Consent Solicitation Memorandum and not validly revoke its Consent Instruction. Only Registered Holders may validly deliver Consent Instructions. Noteholders who are not Registered Holders should arrange for the Registered Holder through which they hold their Notes to deliver a Consent Instruction on their behalf to the Tabulation Agent or to the Chairman of the Meeting (as applicable), as more particularly described above under “The Consent Solicitation — 7. Procedures for Voting”.

Noteholders who have not delivered or arranged for the delivery of a Consent Instruction as provided above but who wish to attend and vote at the Meeting or otherwise give voting instructions may do so by appointing a proxy or otherwise in accordance with the voting procedures set out in the Notice and the Trust Deed.

Consent Fee.

Noteholders should note that the Consent Fee is only payable to a Noteholder who has either delivered or procured delivery on its behalf of a valid Consent Instruction in favour of the Extraordinary Resolution in respect of the Consent Solicitation in accordance with the terms of this Consent Solicitation Memorandum and has not validly revoked its Consent Instruction. In order to be eligible for the Consent Fee, the Consent Instruction must be received by the Tabulation Agent or by the Chairman of the Meeting by the Voting Deadline.

Noteholders should note that the Consent Fee is payable on the Payment Date, and only in the event that the Payment Conditions are satisfied. See “The Consent Solicitation — 4. Consent Fee” for further details.

Noteholders should inform themselves, and obtain proper professional advice, about any commissions and expenses (which may or not be subject to a floor) expected to be charged by their custodians and any relevant intermediary for their participation in the Consent Solicitation and/or receipt of the Consent Fee, and be aware that Noteholders will bear any such commissions and expenses, including in case the net amount payable to it under the Consent Fee is less than such commissions and expenses amount, and have no right of recourse (whether by way of reimbursement, indemnity or otherwise) against the Issuer, the Guarantor, PTIF, the Solicitation Agents, the Trustee, the Paying Agents, the Tabulation Agent or any of their respective directors or employees, or any other person in respect of such commissions and expenses.

Only Registered Holders may deliver a valid Consent Instruction to the Tabulation Agent or the Chairman of the Meeting (as applicable). To the extent that the beneficial owner of the relevant Notes is not a Registered Holder, the Consent Fee will only be paid to the relevant Registered Holder and such payment to the Registered Holder will satisfy the obligations of the Guarantor and/or PTIF in respect of the payment of the Consent Fee.

For the avoidance of doubt, the Paying Agents shall only be responsible for paying any sums received by them in connection with the Consent Solicitation to their accounts in Interbolsa and shall not be concerned with the onward distribution through Interbolsa of such sums to the Consenting Noteholders via the Affiliate Members.

Obligation to give notice of transfer of Notes.

The Notes will not be subject to blocking, and accordingly may be transferred even after a Consent Instruction has been submitted. However, only Noteholders who on the Record Date, hold at least one Note shall be entitled to participate and vote at the Meeting. The right to participate and to vote at the Meeting is not affected by any transfer of Notes after the Record Date, nor does it depend on such Notes being blocked between the Record Date and the date of the Meeting. Noteholders will, on requesting the submission of a Declaration of Financial Intermediary, or upon delivering a Consent Instruction undertake to give notice immediately to the Chairman of the Meeting and the CMVM if they transfer any of the Notes which are the subject of such Declaration of Financial Intermediary or such Consent Instruction between the Record Date and the conclusion of the Meeting (or, if applicable, any adjournment of such Meeting).

Responsibility for Complying with the Procedures of the Consent Solicitation.

Noteholders are responsible for complying with all of the procedures for voting. None of the Issuer, the Guarantor, PTIF, the Solicitation Agents, the Trustee, the Paying Agents and the Tabulation Agent assume any responsibility for informing Noteholders of defects, irregularities or delays with respect to Consent Instructions or the appointment of a proxy.

Irrevocability of Consent Instructions.

Notwithstanding the right of Noteholders to revoke Consent Instructions or forms of proxy, such revocation will only be accepted if validly submitted before the Revocation Deadline.

Subsequent Offers.

Whether or not the Proposal is implemented for the Notes, the Issuer and/or the Guarantor may at any time make or procure the making of a new proposal to the Noteholders (or any of them) on such terms as they or it may determine. Any such new proposal may be materially less or more favourable to Noteholders.

Risks Related to the Completion of the PT Portugal Sale

The conditions for the sale of PT Portugal which are set out in the Share Purchase Agreement may not be satisfied, and therefore the sale may not be completed. The disposal of all shares of PT Portugal remains subject to the conclusion of the corporate reorganisation as provided in the Share Purchase Agreement, which outlines the businesses to be divested and the segregation of the investments of PT Portugal that will be retained. The Share Purchase Agreement also provides for the satisfaction of certain conditions required for completion of the sale, including the required competitive and regulatory authorisations being granted in accordance with the applicable laws and regulations. If such conditions are not fulfilled and the sale of PT Portugal cannot be concluded, Oi will remain as the sole shareholder of PT Portugal and indirectly keep the shareholding interests held by it.

B. Risks and other Considerations Related to Oi and PT Portugal

As PTIF has no operations of its own, upon the Completion of the PT Portugal Sale and the effectiveness of the substitution of the Issuer of the Notes, Noteholders will depend on Oi to provide PTIF with sufficient funds to make payments on the Notes when due.

Upon the Completion of the PT Portugal Sale and the effectiveness of the substitution of the Issuer of the Notes, (i) PT Portugal shall cease to be the issuer and principal obligor of the Notes, and (ii) PTIF shall become the new Issuer and principal obligor of the Notes and will be a wholly-owned subsidiary of the Guarantor. Therefore, all obligations and liabilities of PT Portugal under the Notes will be assumed by PTIF and PT Portugal shall be discharged from all such obligations and liabilities.

PTIF, a wholly-owned subsidiary of the Guarantor, has no operations other than the issuing of and making payments on the Notes and other indebtedness ranking equally with the Notes, and using the proceeds therefrom as permitted by the documents governing these issuances, including lending the net proceeds of the Notes and other indebtedness incurred by PTIF to the Guarantor and subsidiaries of the Guarantor. Accordingly, the ability of PTIF to pay principal, interest and other amounts due on the Notes and other indebtedness will depend upon the financial condition and results of operations of the Guarantor and its subsidiaries that have obligations for borrowed funds to PTIF. In the event of an adverse change in the financial condition or results of operations of the Guarantor and its subsidiaries that have obligations for borrowed funds to PTIF, these entities may be unable to service their indebtedness to PTIF, which would adversely affect the market value of Notes and the ability of the Guarantor to make payments under the Guarantee.

Noteholders who do not exercise the Investor Put and decide to retain their investment in the Notes will be relying on the creditworthiness of the Guarantor and the ability of PTIF to make payments on the Notes.

Risks Related to the Financial Condition of PT Portugal and Oi

Oi

As disclosed in the consolidated financial statements of Oi available at the websites mentioned in “Background of the Proposal”, during the year ended 31 December 2014, operational cash flow (routine EBITDA – Capex) presented improvement aligned with the Company’s focus on operational efficiency, capital allocation optimisation and cash burn reduction, based on its operational transformation.

During the year ended 31 December 2014, Oi generated significant revenues and recorded profit before financial income (expenses) and taxes. However, as a result of the loss incurred by Oi from its discontinued operations, primarily consisting of PT Portugal, Oi recorded a substantial net loss for the year.

As Oi has previously disclosed, Oi has not determined whether it will use the net sale proceeds of the PT Portugal Sale to reduce its indebtedness or make acquisitions that will be expected to increase its operating cash flows and EBITDA. If Oi does not use the net cash proceeds of the PT Portugal Sale to reduce its leverage or make acquisitions that result in incremental increases in its EBITDA, the PT Portugal Sale could have a material adverse effect on the financial condition and results of operations of Oi and reduce its ability to service its indebtedness, including the Notes.

As Oi has not determined the use of the net proceeds of the sale of PT Portugal, Oi’s debt to EBITDA ratio may increase substantially during the period following the completion of the sale and prior to the time at which Oi reduces its outstanding debt or is able to include the EBITDA of any acquisition in its financial results. In order to prevent any breach of its financial covenants under (1) the 5th Issuance of Non-Convertible into Shares, Unsecured Debentures, in Two Series, for Public Distribution, or (2) the 9th Issuance of Simple, Non-Convertible, Unsecured Debentures, in Two Series, for Public Distribution prior to the use of those net proceeds, Oi called General Meetings of the holders of such debentures (the “Debenture Holders”), which were held on 12 February 2015, to approve, for a period corresponding to the 4 (four) quarters of 2015, the waiver of the calculation of the financial covenants in force. Such waiver was approved by the Debenture Holders.

PT Portugal

As also disclosed to the market and available at the websites mentioned in “Background of the Proposal”, during the year ended 31 December 2014, PT Portugal’s consolidated operating income increased in comparison to 2013. However, PT Portugal presented consolidated net losses during 2014 year whose main causes where financial expenses (mainly related to debt service) and certain non-recurring accounting effects related to the business combination between Oi and PT Portugal and the pending sale by Oi of PT Portugal to Altice.

These risks factors should be read in conjunction with the financial statements of Oi and PT Portugal which are available for inspection as described in “Background of the Proposal”.

No assurances may be given in respect of the future operational and financial performance of Oi and PT Portugal and, therefore, subsequent changes in their actual or perceived operational and financial performance may affect the financial position of Oi and PT Portugal.

Risks Relating to Oi’s African Operations

In September 2014, Oi decided to take the necessary measures to dispose of the interests in Africatel Holdings B.V. (“Africatel”) held by Africatel GmbH & Co KG (“Africatel GmbH”), a subsidiary of Oi and PT Portugal and the direct holder of the interests of Oi and PT Portugal in Africatel, representing 75% of the share capital of Africatel, and has accordingly recorded such interest as discontinued operations in its financial statements. Oi may not be able to sell its interest in Africatel for consideration that exceeds the book value of its interest in Africatel, or at all. Any impairment of the indirect investment of Oi and PT Portugal in Unitel S.A. (“Unitel”) (which is owned indirectly by Africatel through PT Ventures, SGPS, S.A.(“PT Ventures”)) may result in a material adverse effect on the financial condition and operating results of Oi and PT Portugal.

Oi and PT Portugal cannot assure Noteholders as to when PT Ventures will realise the accounts receivable recorded with respect to the declared and unpaid dividends owed to PT Ventures by Unitel or when PT Ventures will receive dividends that may have been declared with respect to 2013 or may be declared with respect to prior or succeeding fiscal years.

In addition, the minority shareholder of Africatel has asserted that Oi’s acquisition of PT Portugal triggered its right to require Africatel GmbH to purchase its shares of Africatel under a shareholders’ agreement with respect to Africatel. If Africatel GmbH is required to purchase this interest in Africatel, it will divert resources that could otherwise be deployed to reduce indebtedness or make investments under the business plans of Oi.

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

Portugal Telecom International Finance B.V. is a direct wholly-owned subsidiary of PT Portugal, and an indirect wholly-owned subsidiary of the Guarantor. PTIF was incorporated on 26 November 1998 under the laws of The Netherlands as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) having its corporate seat in Amsterdam, The Netherlands and is registered with the Amsterdam Commercial Register under No. 34108060. PTIF has its registered office at Naritaweg 165, 1043 BW Amsterdam, The Netherlands (Telephone: + 31205 722300). As a result of the acquisition of PT Portugal by Oi on 5 May 2014, PTIF’s principal activity is to act as a finance company for the Oi group and, therefore, has no operations other than the issuing and making payments on notes issued by PTIF under the Programme and other indebtedness incurred by PTIF, lending the proceeds of this indebtedness to other members of its consolidated group, and engaging in other financial transactions within the consolidated group of which it is a member. PTIF has no subsidiaries.

Upon the Completion of the PT Portugal Sale, PTIF will no longer be a subsidiary of PT Portugal, but will remain as a subsidiary of Oi. The chart below illustrates the company structure at this date and on Completion of the PT Portugal Sale:

Current Structure	Structure on Completion of PT Portugal Sale

Outstanding Notes under the Programme

The following table sets out the outstanding notes issued by PTIF under the Programme (which are irrevocably and unconditionally guaranteed by Oi S.A.) the outstanding principal amount of such notes and their respective maturity dates as of 31 December 2014.

Notes issued by PTIF under the Programme	Outstanding Principal Amount	Final Maturity Date
	(in millions)
5.625% Notes due 2016	€600	February 2016
5.242% Notes due 2017	€250	November 2017
4.375% Notes due 2017	€500	March 2017
5.875% Notes due 2018	€750	April 2018
5.00% Notes due 2019	€750	November 2019
4.625% Notes due 2020	€1,000	May 2020
4.5% Notes due 2025	€500	June 2025

These notes were issued prior to Oi’s acquisition of PT Portugal in May 2014, and according to the Offering Circular of the Programme dated 1 June 2012 (which has not subsequently been amended) (available at www.cmvm.pt) the “net proceeds from each issue of Notes will be either (i) where the Issuer is PTIF, on-lent by PTIF to PT [PT SGPS], or a company or companies within the PT [PT SGPS] Group, for PT [PT SGPS]’s general corporate purposes including, without limitation, the financing and refinancing of acquisitions; or (ii) where the Issuer is PTIF, invested by PTIF in another company within the PT [PT SGPS] Group”.

In addition to these notes, prior to Oi’s acquisition of PT Portugal, PTIF had entered into credit agreements with (i) Bank of China under which the outstanding amount was €62 million as of 31 December 2014, (ii) KfW under which the outstanding amount was €10 million as of 31 December 2014 and (iii) a set of eight financial institutions under which no amount was outstanding as of 31 December 2014.

Since Oi’s acquisition of PT Portugal, PTIF has not entered into any indebtedness with any entity outside of the Oi consolidated group.

Directors of PTIF

The following table sets out the directors of PTIF, their position and their business address as at the date of this Consent Solicitation Memorandum:

Name	Business Address	Position

Flavio Nicolay Guimaraes	Rua Humberto de Campos, 425 Leblon, CEP: 22430–190 Rio de Janeiro, Brasil	Managing director A of Portugal Telecom International Finance B.V. since 30 July 2014.

Bayard de Paoli Gontijo	Rua Humberto de Campos, 425 Leblon, CEP: 22430–190 Rio de Janeiro, Brasil	Managing director A of Portugal Telecom International Finance B.V. since 30 July 2014.

Marco Norci Schroeder	Av. Fontes Pereira de Melo, 40 1069-300 Lisbon, Portugal	Managing director A of Portugal Telecom International Finance B.V. since 31 December 2014.

Johannes Petrus Vincentius Gerardus Visser	Naritaweg 165, 1043 BW Amsterdam, the Netherlands	Managing director B of Portugal Telecom International Finance B.V. since 31 December 2014

Wilhelmus Joseph Langeveld	Naritaweg 165, 1043 BW Amsterdam, the Netherlands	Managing director B of Portugal Telecom International Finance B.V. since 31 December 2013.

Trust International Management (T.I.M.) B.V	Naritaweg 165, 1043 BW Amsterdam, the Netherlands	Managing director B of Portugal Telecom International Finance B.V. since 27 July 2013.

TAX CONSEQUENCES

In view of the number of different jurisdictions where tax laws may apply to a Noteholder, this Consent Solicitation Memorandum does not discuss the tax consequences to Noteholders of the Consent Solicitation, or their receipt of the Consent Fee, or the substitution of PTIF, in the place of PT Portugal, as Issuer and principal obligor, if applicable. Noteholders are urged to consult their own professional advisers regarding these possible tax consequences under the laws of the jurisdictions that apply to them. Noteholders are liable for their own taxes and have no recourse to the Issuer, the Guarantor, PTIF, the Solicitation Agents, the Trustee, Paying Agents or the Tabulation Agent with respect to taxes arising in connection with the Consent Solicitation.

SOLICITATION AGENTS

The Issuer and the Guarantor have retained Merrill Lynch International, Banco Santander Totta, S.A. and Banco Espírito Santo de Investimento, S.A. to act as Solicitation Agents for the Consent Solicitation. The Solicitation Agents and its affiliates may contact Noteholders regarding the Consent Solicitation and may request brokerage houses, custodians, nominees, fiduciaries and others to forward this Consent Solicitation Memorandum and related materials to Noteholders. The Issuer and the Guarantor have entered into a solicitation agency agreement with the Solicitation Agents which contains certain provisions regarding payment for fees, expense reimbursement and indemnity arrangements. The Solicitation Agents and its affiliates have provided and continue to provide certain investment banking services to the Issuer and the Guarantor and their respective affiliates for which they have received and will receive compensation that is customary for services of such nature.

In addition to their role as Solicitation Agents, Banco Santander Totta, S.A. and Banco Espírito Santo de Investimento, S.A. are also custodians of some of the Notes. To avoid any potential conflicts of interest, Banco Santander Totta, S.A. and Banco Espírito Santo de Investimento, S.A., in their capacity as custodians of certain Notes, will not be providing any recommendations on the merits of this Consent Solicitation or any other financial advice in relation to this Consent Solicitation.

None of the Solicitation Agents, the Trustee, the Tabulation Agent and the Clearing Systems nor any of their respective directors, employees or affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Consent Solicitation, the Issuer, the Guarantor, PTIF or any of their affiliates contained in this Consent Solicitation Memorandum or for any failure by the Issuer or the Guarantor to disclose events that may have occurred and may affect the significance or accuracy of such information.

The Solicitation Agents may, to the extent permitted by applicable law, have or hold a position in the Notes and make, or continue to make, a market in, or vote in respect of, or act as principal in any transactions in, or relating to, or otherwise act in relation to, the Notes. The Solicitation Agents may also (i) deliver Consent Instructions or attend and vote at a Meeting or otherwise make arrangements to be represented at a Meeting for their own account and (ii) deliver Consent Instructions or attend and vote at a Meeting or otherwise make arrangements to be represented at a Meeting on behalf of other Noteholders.

None of the Solicitation Agents, the Tabulation Agent and any of their respective directors, employees or affiliates is acting for any Noteholder, or will be responsible to any Noteholder (i) for any payments which shall be due in the context of the approval of the Proposal under the Consent Solicitation and of the exercise of the put option by any Noteholder and (ii) for providing any protections which would be afforded to its clients or for providing advice in relation to the Consent Solicitation or the Proposal, and accordingly none of the Solicitation Agents, the Tabulation Agent and any of their respective directors, employees or affiliates makes any representation or recommendation whatsoever regarding the Consent Solicitation or the Proposal, or any recommendation as to whether Noteholders should approve the Proposal.

ANNEX A

FORM OF NOTICE AND EXTRAORDINARY RESOLUTION

FORM OF NOTICE

THIS NOTICE IS IMPORTANT AND REQUIRES THE IMMEDIATE ATTENTION OF NOTEHOLDERS. IF NOTEHOLDERS ARE IN ANY DOUBT AS TO THE ACTION THEY SHOULD TAKE, THEY SHOULD CONSULT THEIR OWN INDEPENDENT PROFESSIONAL ADVISERS.

THIS CONSENT SOLICITATION IS MADE FOR THE SECURITIES OF A NON-U.S. COMPANY. THE CONSENT SOLICITATION IS SUBJECT TO DISCLOSURE REQUIREMENTS IN PORTUGAL AND THE UNITED KINGDOM THAT ARE DIFFERENT FROM THOSE OF THE UNITED STATES OF AMERICA.

IT MAY BE DIFFICULT FOR YOU TO ENFORCE YOUR RIGHTS AND ANY CLAIM YOU MAY HAVE ARISING UNDER THE U.S. FEDERAL SECURITIES LAWS, SINCE THE ISSUER AND THE GUARANTOR ARE LOCATED IN FOREIGN COUNTRIES, AND SOME OR ALL OF THEIR OFFICERS AND DIRECTORS ARE RESIDENTS OF FOREIGN COUNTRIES. YOU MAY NOT BE ABLE TO SUE A FOREIGN COMPANY OR ITS OFFICERS AND DIRECTORS IN A FOREIGN COURT FOR VIOLATIONS OF U.S. SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A FOREIGN COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A U.S. COURT’S JUDGMENT.

PT PORTUGAL, SGPS S.A.

(the “Company”)

Registered Office: Avenida Fontes Pereira de Melo, 40, 1069-300, Lisbon

Share Capital: Euro 3,450,000,000

Registration with the Commercial Registry of Lisbon and

Corporation no. 507,690,737

NOTICE

A Meeting of the holders (the “Noteholders”) of the €400,000,000 6.25 per cent. Notes due 2016 issued by the Company and guaranteed by Oi S.A. (the “Guarantor”) under the Portugal Telecom International Finance B.V. (“PTIF”) and Portugal Telecom, SGPS S.A. (“PT SGPS”) €7,500,000,000 Euro Medium Term Note Programme (hereinafter referred to as the “Notes”) is hereby convened to be held at the Company’s registered office, located at Avenida Fontes Pereira de Melo, no. 40, 1069-300 Lisbon, Portugal, on 4 May 2015, at 10:00 a.m. (Lisbon time).

Unless the context otherwise requires, capitalised terms used but not defined in this Notice shall have the meaning given in the Trust Deed, the Conditions or the Consent Solicitation Memorandum (each as defined below), as applicable.

The agenda will be as follows:

AGENDA

Sole Item

To approve an Extraordinary Resolution (the “Extraordinary Resolution”) in accordance with the provisions of the terms and conditions of the Notes (the “Conditions”) and the trust deed dated 17 December 1998 as supplemented on 19 September 2000, 20 December 2000, 4 February 2002, 29 April 2003, 7 November 2006, 23 April 2010,1 June 2012 and 19 March 2014 and as further supplemented or amended from time to time (the “Trust Deed”), made between the Company, PT SGPS, Portugal Telecom International Finance B.V., MEO Serviços de Comunicações e Multimédia., S.A. (formerly PT Comunicações, S.A.), Oi S.A. and Citicorp Trustee Company Limited (the “Trustee”), and the Interbolsa Instrument dated 19 March 2014 (the “Interbolsa Instrument”), in order to, among other things, introduce certain changes to the Notes including the introduction of PTIF as issuer and principal obligor in place of the Company, allow for the completion of the sale of the Company and grant to Noteholders an option to redeem their Notes (the “Investor Put”).

Preparatory Information to the Meeting

As from the publication of this Notice, the proposal for approval of the Extraordinary Resolution and the document containing the terms and conditions under which the Extraordinary Resolution is to be approved (the “Consent Solicitation Memorandum”) are made available to the Noteholders at the Company’s registered office at Avenida Fontes Pereira de Melo, no. 40, 1069-300 Lisbon, Portugal and on its website www.ptportugal.pt, as well as on the website of the Portuguese Securities Market Commission (the “CMVM”) www.cmvm.pt.

Participation in the Meeting

Noteholders who, at 00:00 a.m. (Lisbon time) on 24 April 2015 (the “Record Date”), hold at least one Note shall be entitled to participate and vote at the Meeting.

The right to participate and to vote at the Meeting is not affected by any transfer of Notes after the Record Date, nor dependent on such Notes being blocked between the Record Date and the date of the Meeting.

Noteholders intending to take part in the Meeting shall declare such intent to the Chairman of the Meeting (*) and to the financial intermediary(ies) with whom they have opened an individual securities account (each, a “Financial Intermediary”), being an affiliate member of Interbolsa, by no later than 11:59 p.m. (Lisbon time) on 23 April 2015 (“Declaration of Participation”). For such purpose, the Noteholders may (and are urged to) use the Declaration of Participation forms made available to them at the Company’s registered office at Avenida Fontes Pereira de Melo, no. 40, 1069-300 Lisbon, Portugal and on its website www.ptportugal.pt as from the publication of this Notice.

The Declaration of Participation may be transmitted by e-mail to the following address: assembleia-ptportugal@telecom.pt.

Financial intermediaries who are informed of the intent of their clients to take part in the Meeting shall send to the Chairman of the Meeting (*), by 11:59 p.m. (Lisbon time) on 24 April 2015, i.e. by the end of the day of the Record Date, the information on the number of Notes registered in the name of each client in accordance with article 74 of the Portuguese Securities Code as of the Record Date (“Declaration of the Financial Intermediary”), and for such purpose they may use the e-mail address assembleia-ptportugal@telecom.pt.

Noteholders will only be able to participate and vote if the Declaration of Participation in respect of their Notes has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 23 April 2015 and the Declaration of the Financial Intermediary in respect of their Notes has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 24 April 2015.

Only Registered Holders, being the person shown in the records of each Financial Intermediary, are entitled to exercise voting rights in respect of the Notes for which it is the Registered Holder. Accordingly beneficial owners that wish to vote in respect of the Extraordinary Resolution or participate at the Meeting must contact the Registered Holder through which they hold their Notes to arrange such voting or participation.

Any Noteholder who, as a professional, holds Notes in its own name but on behalf of clients (“Professional Noteholder”) may vote in different directions in respect of the Notes it holds, provided that, in addition to the submission of a Declaration of Participation and sending all the information referred to above by its Financial Intermediary, such Professional Noteholder submits to the Chairman of the Meeting, by 11:59 p.m. (Lisbon time) on 23 April 2015, by using any sufficient and proportional means of proof: (i) the identification of each client and the number of Notes entitled to vote on such client’s behalf, and (ii) the voting instructions given by each relevant client specifically for the item on the agenda. For these purposes, a statement of responsibility sent by the Professional Noteholder confirming that it has received from its clients voting instructions to the item on the agenda and indicating the other information referred to in (i) and (ii) above will be considered a “sufficient and proportional means of proof”.

Professional Noteholders are admitted to participate and vote only if: (i) the information mentioned in the preceding paragraph has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 23 April

2015, (ii) the respective Declaration of Participation has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 23 April 2015, and (iii) the respective Declaration of the Financial Intermediary has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 24 April 2015.

Except as provided above for Professional Noteholders, a person entitled to more than one vote must cast all the votes to which it is entitled in the same way.

Noteholders having declared their intent to take part in the Meeting as abovementioned, or having submitted votes or voting instructions as described below, who transfer any Notes between the Record Date and the closure of the Meeting shall immediately give notice thereof to the Chairman of the Meeting and the CMVM.

Noteholders’ Rights

(i)	Right to information at the Meeting

Noteholders may, in the course of the Meeting, request true, detailed and clear information so as to permit them to form a grounded opinion on the matters submitted to resolution.

Any information requested is given by the corporate body qualified therefor, but shall be withheld in the event its disclosure might cause serious harm to the Company or the Guarantor, or to a related company, or a violation of secrecy as imposed by law.

(ii)	Right to request the insertion of new items on the agenda

Noteholders who, individually or jointly with other Noteholders, hold Notes corresponding to at least 2 per cent. in nominal amount of the Notes for the time being outstanding (as defined in the Trust Deed), are entitled to request the insertion of new items on the agenda, by means of written application addressed to the Chairman of the Meeting (*).

Such application shall be duly justified and submitted in the 5 days following the date of the publication of this Notice and accompanied by a resolution proposal for each requested item, as well as by proof of ownership of the required 2 per cent. in nominal amount of the Notes for the time being outstanding (as defined in the Trust Deed).

(iii)	Right to submit resolution proposals

Noteholders who, individually or jointly with other Noteholders, hold Notes corresponding to at least 2 per cent. in nominal amount of the Notes for the time being outstanding (as defined in the Trust Deed), are entitled to request the insertion of resolution proposals on the items mentioned on or added to the agenda.

For such purpose, the Noteholders shall address a duly justified written application to the Chairman of the Meeting, together with any information accompanying such proposal and proof of ownership of the required 2 per cent. in nominal amount of the Notes for the time being outstanding (as defined in the Trust Deed), in the 5 days following the date of the publication of this Notice.

Quorum and Exercise of Voting Rights

The quorum required at the Meeting is one or more Noteholders present or being proxies or representatives and holding or representing in the aggregate more than 50 per cent. in nominal amount of the Notes for the time being outstanding (as defined in the Trust Deed). In the event that such quorum is not obtained at the Meeting, the Meeting will be deemed automatically adjourned for 19 May 2015, at 10:00 a.m.(Lisbon time), at the Company’s registered office at Avenida Fontes Pereira de Melo, no. 40, 1069 -300 Lisbon, Portugal, with the same agenda. At any adjourned Meeting one or more persons present being proxies or representatives (whatever the nominal amount of the outstanding Notes held or represented by them) shall form a quorum.

Every Noteholder shall have one vote in respect of each Note.

To be passed, the Extraordinary Resolution requires a majority consisting of not less than three-fourths of the votes cast in favour. If passed, the Extraordinary Resolution will be binding upon all the Noteholders, whether or not present at the Meeting and whether or not voting.

Representation of Noteholders

The Noteholders may arrange to be represented at the Meeting. A signed letter addressed to the Chairman of the Meeting (*) is sufficient as instrument of representation.

For such purpose, the Noteholders may use the form available as from the publication of this Notice at the Company’s registered office at Avenida Fontes Pereira de Melo, no. 40, 1069 -300 Lisbon, Portugal and on the website www.ptportugal.pt.

Any Noteholder may appoint different representatives as to Notes held in different securities accounts.

The Noteholders’ letters of representation referred to in the foregoing paragraphs, as well as the letters of Noteholders who are corporations conveying the name of the person who represents them, shall be addressed to the Chairman of the Meeting (*) so that they are received no later than 11:59 p.m. (Lisbon time) on 23 April 2015.

Representatives of Noteholders are admitted to participate and vote only if: (i) the information mentioned in the preceding paragraphs has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 23 April 2015, (ii) the respective Declaration of Participation has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 23 April 2015, and (iii) the respective Declaration of the Financial Intermediary has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 24 April 2015.

Voting by correspondence

Noteholders may download the voting papers from the website www.ptportugal.pt (such papers being available thereon as from the publication of this Notice), and send the same to the Company, addressed to the Chairman of the Meeting (*), duly completed and in a closed envelope, so that they are received, together with an envelope containing the declaration with a signature certified so as to confirm that the signing person has powers to bind the relevant company or, in the case of individuals, with a simple signature accompanied by a photocopy of the relevant identity card, no later than 5:00 p.m. (Lisbon time) on 23 April 2015.

The votes of Noteholders cast by correspondence are only considered if: (i) the information mentioned in the preceding paragraph has been received by the Chairman of the Meeting by 5:00 p.m. (Lisbon time) on 23 April 2015, (ii) the respective Declaration of Participation has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 23 April 2015, and (iii) the respective Declaration of the Financial Intermediary is received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 24 April 2015.

Voting by electronic means

Noteholders may also vote through the website www.ptportugal.pt, in accordance with the requirements established thereon, provided that, no later than 5:00 p.m. (Lisbon time) on 17 April 2015, the Chairman of the Meeting (*) receives a communication, prepared in accordance with the form made available on that same website, with a certified signature so as to confirm that the signing person has powers to bind the relevant company or, in the case of individuals, with a simple signature accompanied by a photocopy of the relevant identity card. This communication shall include the mailing address to which the Noteholder intends that the password provided by the Company for this purpose is sent.

Such Noteholders may cast their votes between 00:00 a.m. (Lisbon time) on 24 April 2015 and 5:00 p.m. (Lisbon time) on 27 April 2015.

The votes of Noteholders cast by electronic means, as described above, will only be considered if: (i) the documentation required above in order to request the voting by electronic means has been received by the Chairman of the Meeting by 5:00 p.m.(Lisbon time) on 17 April 2015, (ii) the respective Declaration of Participation has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 23 April 2015, and (iii) the respective Declaration of the Financial Intermediary has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 24 April 2015.

Voting through the Tabulation Agent

The Tabulation Agent appointed by the Company for the Consent Solicitation has set up a website where Registered Holders may register and submit votes in favour of or against the Extraordinary Resolution or abstain from voting.

Registered Holders can vote via the electronic platform located at www.e-forms.lucid-is.com/ptportugal. Registered Holders will be required to register providing certain details to verify their identity and holding of Notes against the list of Registered Holders established by Interbolsa at 12:00 a.m. (Lisbon time) on 24 April 2015.

Registered Holders providing instructions via the above electronic platform:

(i)	accept that the Chairman of the Meeting will act on their behalf for the exclusive purpose of casting votes on their behalf in favour of, or against, the Extraordinary Resolution at the Meeting and, by submitting their Consent Instructions, the Registered Holders acknowledge that the Chairman of the Meeting will act as their representatives as so described and accordingly approve such action;

(ii)	can instruct the Chairman of the Meeting to abstain from voting;

(iii)	are not required to complete any hard-copy paperwork; and

(iv)	(other than Professional Noteholders) must use the platform to submit votes in relation to their entire position and cannot send additional instructions by any other means.

Affiliate Members may submit instructions on behalf of their clients who are Registered Holders. Each Affiliate Member wishing to submit instructions on behalf of its clients should follow the below procedure:

(i)	register on the above website in order to obtain a username and a password;

(ii)	submit one electronic instruction per instruction type (vote in favour, vote against or abstain);

(iii)	send a spreadsheet containing the details of the votes cast through the website (a template spreadsheet will be available via email upon request to the Tabulation Agent),

provided that when registering on the above website, each relevant Affiliate Member will be deemed to agree, acknowledge, represent, warrant and undertake to the Issuer, the Guarantor, PTIF, the Solicitation Agents, the Trustee, the Paying Agents and the Tabulation Agent that:

(i)	it is acting upon written and duly given instructions of their relevant clients who are Registered Holders;

(ii)	it will promptly send a copy of any such instructions to the Chairman of the Meeting, if requested by the latter; and

(iii)	it is, and its relevant clients who are Registered Holders are, duly informed and agree and acknowledge that the Chairman of the Meeting may reject any votes relating to instructions so submitted by the Affiliate Member in respect of which copies of the relevant instructions has been requested by the Chairman of the Meeting and these have not been provided to him up to the deadline set for such purpose by the Chairman of the Meeting.

Noteholders wishing to vote through the Tabulation Agent should contact the Tabulation Agent or the financial intermediaries with whom they have opened the individual securities accounts where their Notes are registered. Deadlines and procedures that should be followed for the voting through the Tabulation Agent are detailed in the Consent Solicitation Memorandum. In any case, instructions via the above electronic platform may only be given by Registered Holders up to 5:00 pm (Lisbon time) on 28 April 2015.

The votes cast through the Tabulation Agent are only considered if submitted by a person who is a Registered Holder on the Record Date (24 April 2015 at 00:00 a.m. (Lisbon time)).

Counting of votes

Votes cast either by correspondence, by electronic means or through the Tabulation Agent are considered at the time of the counting of votes, by adding the same to those cast in the course of the Meeting.

Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published by the Company on its website www.ptportugal.pt as well as on the website of the CMVM www.cmvm.pt, within 14 days of such result being known PROVIDED THAT the non-publication of such notice shall not invalidate such result.

(*)	Chairman of the Meeting:
Mailing Address:	Avenida Fontes Pereira de Melo, no. 40-10th floor, 1069-300, Lisbon, Portugal
Telephone:	+ 351 215 001 111
Fax:	+ 351 213 129 761
E-mail:	assembleia-ptportugal@telecom.pt

Lisbon, 9 April 2015

The Chairman of the Meeting of Noteholders,

João Alfredo Trindade Leal

This Notice is given by PT Portugal, SGPS, S.A.

Noteholders should contact the following for further information:

SOLICITATION AGENTS

Merrill Lynch
Merrill Lynch International
2 King Edward Street
London EC1A 1HQ
United Kingdom
Email:	kulwant.bhatti@baml.com
Telephone:	+44 207 995 2929
Attention:	Kulwant Bhatti

Banco Santander Totta, S.A.
Rua do Ouro, no 88
1100-063
Lisbon
Portugal
Email:	tommaso.grospietro@santandergbm.com and ptconsent@santandergbm.com
Telephone:	+44 20 7756 6909 / +351 21 370 43 60
Attention:	Liability Management

BESI
Banco Espírito Santo de Investimento, S.A.
Rua Alexandre Herculano, 38
1269-161 Lisbon
Portugal
Email:	dcm@espiritosantoib.pt
Telephone:	+ 351 21 319 6904
Attention:	Capital Markets Division
TABULATION AGENT
Lucid Issuer Services Limited
Leroy House
436 Essex Road
London N1 3QP
United Kingdom
Email:	pt@lucid-is.com
Telephone:	+44 (0)20 7704 0880
Attention:	Yves Theis / Thomas Choquet
PRINCIPAL PAYING AGENT
Citibank, N.A.
13th Floor Citigroup Centre
Canada Square
London E14 5LB
United Kingdom
Email:	ppapayments@citi.com
Telephone:	+3531622 2210
Attention:	Principal Paying Agent

The Solicitation Agents, the Paying Agents and the Tabulation Agent are agents of the Company and the Guarantor and owe no duty to any Noteholders.

Dated: 9 April 2015

FORM OF EXTRAORDINARY RESOLUTION

MEETING OF NOTEHOLDERS

PT PORTUGAL SGPS, S.A. (the “Company”)

4 May 2015

EXTRAORDINARY RESOLUTION

SOLE ITEM ON THE AGENDA:

(To approve an Extraordinary Resolution (the “Extraordinary Resolution”) in accordance with the provisions of the terms and conditions of the Notes (the “Conditions”) and the trust deed dated 17 December 1998 as supplemented on 19 September 2000, 20 December 2000, 4 February 2002, 29 April 2003, 7 November 2006, 23 April 2010, 1 June 2012 and 19 March 2014 and as further supplemented or amended from time to time (the “Trust Deed”), made between the Company, Portugal Telecom, SGPS, S.A., Portugal Telecom International Finance B.V., MEO Serviços de Comunicações e Multimédia., S.A. (formerly PT Comunicações, S.A.), Oi S.A., and Citicorp Trustee Company Limited (the “Trustee”), and the Interbolsa Instrument dated 19 March 2014 (the “Interbolsa Instrument”), in order to, among other things, introduce certain changes to the Notes including the introduction of PTIF as issuer and principal obligor in place of the Company, allow for the completion of the sale of the Company and grant to Noteholders an option to redeem their Notes (the “Investor Put”).

Whereas:

A.	The Company currently has debt securities outstanding, including the €400,000,000 6.25 per cent. Notes due 2016 issued by the Company under the Portugal Telecom International Finance B.V. (“PTIF”) and Portugal Telecom, SGPS, S.A. (“PT”) €7,500,000,000 Euro Medium Term Note Programme (the “Programme”) (hereinafter identified as the “Notes”). PTIF has also issued debt securities under the Programme.

B.	In March 2014 the Noteholders approved certain changes including the introduction of Oi S.A. as guarantor (the “Guarantor”) of the Notes.

C.	The Guarantor now wishes to introduce certain other changes to the Notes including the introduction of PTIF as issuer in place of the Company to allow for the completion of the sale of Company as described below and grant to Noteholders an option to redeem their Notes (the “Investor Put”).

It is proposed that the holders (the “Noteholders”) of the €400,000,000 6.25 per cent. Notes due 2016 issued by the Company under the Programme (hereinafter referred to as the “Notes”) resolve:

1.	To approve and assent to the modification of the terms and conditions of the Notes (as set out in the Trust Deed as supplemented by the Final Terms dated 13 July 2012, as amended from time to time) by:

(i)	the substitution, in place of the Company, of Portugal Telecom International Finance B.V., as issuer and principal obligor;

(ii)	the making of certain amendments consequential to, and in addition to, the modifications referred to in (i) above and (iv) below (all such modifications, amendments and substitution together, the “Proposal”) set out in the supplemental trust deed supplementing the Trust Deed (the “Supplemental Trust Deed”), the new Interbolsa instrument (the “New Interbolsa Instrument”) and the supplemental agency agreement supplementing the agency agreement dated 17 December 1998 as supplemented or amended from time to time (the “Supplemental Agency Agreement”) substantially in the form of the drafts made available for inspection at the specified offices of the Tabulation Agent and at the Company’s registered office at Avenida Fontes Pereira de Melo, no. 40, 1069-300 Lisbon, Portugal from on or about 13 April 2015);

(iii)	the implementation of the Proposal on, and subject to, the conditions set out in the consent solicitation memorandum dated 9 April 2015 from the Company and the Guarantor addressed to the Noteholders (the “Consent Solicitation Memorandum”); and

(iv)	the amendment of the Conditions of the Notes to apply Condition 7(d) (Redemption at the option of the Noteholders (Investor Put)) to the Notes and the deletion of the existing wording of such Condition as set out in the Trust Deed and its replacement in its entirety with the following:

“(d) Redemption at the option of the Noteholders (Investor Put)

On the date of completion of the sale (the “PT Portugal Sale”) of PT Portugal, SGPS, S.A. by the Guarantor to Altice Portugal S.A. (the “Sale Completion Date”) or on the following Business Day, the Guarantor shall announce (the “PT Portugal Sale Announcement”) such completion (in the same, or substantially the same, form as the notice set out in Schedule 2 of the Agency Agreement), and the Issuer shall, at the option of the holder of any Note, redeem such Note, on the thirtieth Business Day following the Sale Completion Date (the “Put Settlement Date”). In order to exercise the right to require redemption of a Note under this Condition the relevant holder of any Note shall, at any time from the date of the PT Portugal Sale Announcement to (and including) the twentieth Business Day following the Sale Completion Date (such period, the “Put Period”), instruct the authorised financial intermediary entitled to hold control accounts with Interbolsa (as “Affiliate Member”), with which it holds such Note, as detailed in the PT Portugal Sale Announcement. Any Note redeemed pursuant to this Condition will be redeemed at the relevant redemption price (expressed as a percentage of the principal amount of the relevant Note) specified in the table below for the period within which the Sale Completion Date falls, together with interest accrued and unpaid to the Put Settlement Date:

Sale Completion Date	Redemption Price

Until 30 June 2015	103.975%
1 July 2015 – 30 September 2015	102.875%
1 October 2015 – 31 December 2015	102.125%
1 January 2016 – 31 March 2016	101.375%
1 April 2016 – 30 June 2016	100.625%
1 July 2016 until Notes maturity	100.000%

For these purposes, a “holder of any Note” means each person shown in the individual securities accounts held with an Affiliate Member of Interbolsa as having an interest in the Notes. Any beneficial owner of Notes not falling within this definition, and who intends the put option to be exercised on its behalf, shall ensure that the relevant procedures of Euroclear, Clearstream, Luxembourg, or any other intermediary, are complied with within the relevant timeframe required, so as to allow the above Interbolsa procedures to be complied with within the relevant timeframe.

Noteholders who hold Notes through Euroclear, Clearstream Luxembourg or any other intermediary should note that their custodians will be informed of the PT Portugal Sale Announcement and a form of the put instruction will be made available to all such Noteholders who intend the put option to be exercised.

The put option set out above shall be exercisable at any time in accordance with this Condition from the date of the PT Portugal Sale Announcement to (and including) the twentieth Business Day following the Sale Completion Date (such period, the “Put Period”) only and shall be conditional on the holder of the Notes who wishes to exercise the put option making such instructions as set out herein and in the PT Portugal Sale Announcement.

In this Condition “Business Day” means a day on which commercial banks and foreign exchange markets settle payments in Lisbon and São Paulo and which is a TARGET Day.”.

The PT Portugal Sale Announcement when published shall require that a Noteholder shall instruct the relevant Affiliate Member of Interbolsa (i) that it elects to exercise the put option under Condition 7(d), (ii) a to block the Notes in the Noteholder’s account for such purpose, (iii) to promptly inform the Portuguese Paying Agent of the amount of Notes subject to such put option, and (iv) to settle the put option on the Put Settlement Date through the real time settlement system of Interbolsa (known as the SLRT System) in accordance with the applicable procedures.

2.	To waive, subject to and conditional on the execution and delivery of the Supplemental Trust Deed, the Supplemental Agency Agreement and the New Interbolsa Instrument, any and all of the Events of Default and Potential Events of Default (as such terms are defined in the Trust Deed) that may be triggered by the PT Portugal Sale or any transaction executed as part of, or pursuant to, the PT Portugal Sale;

3.	To authorise, direct, request and empower the Trustee (i) to concur in and (where applicable) to execute the Supplemental Trust Deed, the New Interbolsa Instrument and the Supplemental Agency Agreement and (ii) to concur in, and to execute and do, all such other deeds, instruments, acts and things as may be necessary or appropriate to carry out and give effect to this Extraordinary Resolution and the implementation of the Proposal;

4.	To discharge and exonerate the Trustee from all liability for which it may have become or may become responsible under the Supplemental Trust Deed, the New Interbolsa Instrument, the Supplemental Agency Agreement or the Notes in respect of any act or omission in connection with the implementation of the Proposal or this Extraordinary Resolution;

5.	To sanction and assent to every abrogation, amendment, modification, compromise or arrangement in respect of the rights of the Noteholders against the Company and/or the Guarantor or any other person whether such rights shall arise under the Supplemental Trust Deed, the New Interbolsa Instrument, the Supplemental Agency Agreement or otherwise involved in or resulting from or to be effected by, the Proposal and their implementation;

6.	To acknowledge that the Company and the Guarantor may choose, before the Completion of the PT Portugal Sale, not to implement the Proposal and not to execute the Supplemental Trust Deed, the New Interbolsa Instrument or the Supplemental Agency Agreement notwithstanding the fact that this Extraordinary Resolution is passed; and

7.	To acknowledge that capitalised terms used but not otherwise defined in this Extraordinary Resolution have the meanings given to them in the Consent Solicitation Memorandum.

Rationale for the Proposal

The Company and the Guarantor are seeking the consent of Noteholders to the Proposal in order to satisfy a condition of the Share Purchase Agreement, dated as of 9 December 2014, among the Guarantor, Altice Portugal S.A. (“Altice Portugal”) and Altice S.A. pursuant to which the Guarantor has agreed to sell, and Altice Portugal has agreed to buy, all of the shares of the Company (the “PT Portugal Sale”). The closing under the Share Purchase Agreement is conditioned on, among other things, the release of the Company from its obligations under the Notes.

The Company and the Guarantor are also seeking the consent of Noteholders to waive any and all of the Events of Default and Potential Events of Default that may be triggered by the PT Portugal Sale or any transaction executed as part of, or pursuant to, the PT Portugal Sale, as more fully described in “Background to the Proposal” above.

Consent Fee

Subject to satisfaction of the Payment Conditions, Noteholders who either deliver or procure delivery of a valid Consent Instruction in favour of the Extraordinary Resolution (which is not validly revoked) will be eligible to receive the Consent Fee of 0.40 per cent. of the aggregate principal amount of Notes which are the subject of such Consent Instruction if such Consent Instruction is received by the Tabulation Agent or the Chairman of the Meeting by the Voting Deadline.

Payment Conditions	The payment of the Consent Fee is subject to: (a) the approval of the Extraordinary Resolution by the Noteholders; (b) the execution and delivery of the Supplemental Trust Deed, the Supplemental Agency Agreement and the New Interbolsa Instrument; and (c) completion of the PT Portugal Sale.

THE VOTING DEADLINE IS, UNLESS EXTENDED OR AMENDED AT THE ABSOLUTE DISCRETION OF THE COMPANY AND THE GUARANTOR:

(a)	5:00 p.m. (Lisbon time) on 23 April 2015 for Noteholders voting by correspondence;

(b)	5:00 p.m. (Lisbon time) on 27 April 2015 for Noteholders voting by electronic means;

(c)	5:00 p.m. (Lisbon time) on 28 April 2015 for Noteholders voting through the Tabulation Agent.

Noteholders should be aware that, in order to be eligible to receive the Consent Fee, their Consent Instructions must be submitted (a) through means that allow the Tabulation Agent or the Chairman of the Meeting to receive their Consent Instructions by the Voting Deadline, which are either: (i) voting through the Tabulation Agent; or (ii) voting by correspondence; or (i) voting by electronic means; or (b) by attending and voting at the Meeting (in person or through a representative).

Noteholders are advised to check with any broker, dealer, bank, custodian, trust company or other trustee through which they hold Notes whether such broker, dealer, bank, custodian, trust company or other trustee would require receiving any notice or instructions prior to the deadlines set out above.

The Meeting in respect of the Notes will start at 10:00 a.m. (Lisbon time) on 4 May 2015 at the Company’s registered office at Avenida Fontes Pereira de Melo, no. 40, 1069-300 Lisbon, Portugal.

The Trustee

In accordance with normal practice, the Trustee expresses no opinion as to the merits of the Consent Solicitation or the Proposal (which it was not involved in negotiating). It has, however, authorised it to be stated that, on the basis of the information set out in the Consent Solicitation Memorandum (which it recommends Noteholders to read carefully) and in this Notice, it has no objection to the Extraordinary Resolution referred to above being submitted to the Noteholders for their consideration. The Trustee has, however, not been involved in formulating the Consent Solicitation, the Extraordinary Resolution or the Proposal and makes no representation that all relevant information has been disclosed to Noteholders in the Consent Solicitation Memorandum and this Notice. Accordingly, the Trustee urges Noteholders who are in any doubt as to the impact of the implementation of the Extraordinary Resolution or the Proposal to seek their own independent financial advice.

The Proposal

The Proposal includes the substitution, in place of the Company, of PTIF as issuer and principal obligor, granting Noteholders an option to redeem their Notes (an Investor Put) and the waiver of any Events of Default or Potential Events of Default that may be triggered by a PT Portugal Sale.

The Proposal also contains certain other amendments to the Trust Deed and the Conditions which are set out in full in the Supplemental Trust Deed, the Supplemental Agency Agreement and the New Interbolsa Instrument, copies of which may be requested from the Tabulation Agent and which are also available for inspection at the office of the Tabulation Agent at the address stated on the back page of the Consent Solicitation Memorandum.

The Notes are not “obrigações” issued under Portuguese law. Except as provided below, the Consent Solicitation, the Consent Solicitation Memorandum and all contracts resulting therefrom and any non-contractual obligation arising out of or in connection with any of them, shall be governed by, and construed in accordance with, the laws of England. Any Declaration of Participation, Declaration of Financial Intermediary, any Consent Instruction, any form of proxy issued, in each case in respect of the Notes, and all contracts resulting therefrom and any non-contractual obligation arising out of or in connection with any of them, shall be governed by, and construed in accordance with, the laws of Portugal. Submission by, or on behalf of, a Noteholder of a Consent Instruction constitutes his or her submission, in relation to all matters arising out of or in connection with the Consent Solicitation, this Consent Solicitation Memorandum, any Consent Instruction and all contracts resulting therefrom and any non-contractual obligation arising out of or in connection with any of them, to the exclusive jurisdiction of the courts of England.

9 April 2015.

The Board of Directors

PT Portugal, SGPS, S.A.

ISSUER

PT Portugal SGPS, S.A.

Avenida Fontes Pereira de Melo, no. 40

1069-300 Lisbon

Portugal

GUARANTOR

Oi S.A.

Rua Humberto de Campos, 425, Leblon

Rio de Janeiro/RJ

Brasil, 22.430-190

Requests for information in relation to the Consent Solicitation should be directed to:

SOLICITATION AGENTS

BofA Merrill Lynch	Santander Global Banking & Markets	BESI
Merrill Lynch International 2 King Edward Street London EC1A 1HQ United Kingdom	Banco Santander Totta, S.A. Rua do Ouro, no 88 1100-063 Lisbon Portugal	Banco Espírito Santo de Investimento S.A. Rua Alexandre Herculano, 38 1269-161 Lisbon Portugal

Email: kulwant.bhatti@baml.com Telephone: +44 207 995 2929 Attention: Kulwant Bhatti	Email: tommaso.grospietro@santandergbm.com and ptconsent@santandergbm.com Telephone: +44 20 7756 6909 +351 21 370 43 60 Attention: Liability Management	Email: dcm@espiritosantoib.pt Telephone: + 351 21 319 6904 Attention: Capital Markets Division

Requests for copies of the Consent Solicitation Memorandum and information in relation to the procedures for submission of a Consent Instruction should be directed to:

TABULATION AGENT

Lucid Issuer Services Limited

Leroy House

436 Essex Road

London N1 3QP

United Kingdom

Email: pt@lucid-is.com

Telephone: +44 (0)20 7704 0880

Attention: Yves Theis / Thomas Choquet